EXHIBIT 10.1


          EXCHANGEABLE PREFERRED STOCK AND WARRANTS PURCHASE AGREEMENT

                                     BETWEEN

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.

                                       AND

                         THE INVESTORS SIGNATORY HERETO


       EXCHANGEABLE PREFERRED STOCK AND WARRANTS PURCHASE AGREEMENT dated as of October 25, 1999 (the "Agreement"), between the Investors signatory hereto (each an "Investor" and together the "Investors"), and Dental/Medical Diagnostic Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

       WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, and the Investors shall purchase in the aggregate, (i) $2,000,000 Stated Value of Exchangeable Preferred Stock (as defined below), (ii) Warrants (as defined below) to purchase up to 40,000 shares of the Common Stock (as defined below) at 130% of the Market Price on the Closing Date for such Common Stock, and (iii) 2,500 shares of Common Stock.

       WHEREAS, such investments will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") and/or 4(6) of the United States Securities Act and/or Regulation D ("Regulation D") and the other rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder.

       NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

Section 1.1. "CAPITAL SHARES" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

Section 1.2. "CAPITAL SHARES EQUIVALENTS" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any Warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

Section 1.3. "CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations setting forth the terms of the Exchangeable Preferred Stock in the form of Exhibit A hereto.

Section 1.4. "CLOSING" shall mean the closing of the purchase and sale of the Exchangeable Preferred Stock, Common Stock and Warrants pursuant to Section 2.1.

Section 1.5. "CLOSING DATE" shall mean the date on which all conditions to the Closing have been satisfied (as defined in Section 2.1 (b) hereto) and the Closing shall have occurred.

Section 1.6. "COMMON STOCK" shall mean the Company's common stock, $0.01 par value per share.

Section 1.7. "DAMAGES" shall mean any loss, claim, damage, judgment, penalty, deficiency, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).

Section 1.8. "EFFECTIVE DATE" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in the Registration Rights Agreement.

Section 1.9. "ESCROW AGENT" shall have the meaning set forth in the Escrow Agreement.

Section 1.10. "ESCROW AGREEMENT" shall mean the Escrow Agreement in substantially the form of Exhibit D hereto executed and delivered contemporaneously with this Agreement.

Section 1.11. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.12. "EXCHANGE SHARES" shall mean the shares of Common Stock issuable upon exchange of the Exchangeable Preferred Stock and any shares of Common Stock issued as dividends upon the Exchangeable Preferred Stock.

Section 1.13. "EXCHANGEABLE PREFERRED STOCK" shall mean the up to $2,000,000 Stated Value (2,000 shares) of Series A Exchangeable Preferred Stock, as described in the Certificate of Designations to be issued to the Investors pursuant to this Agreement.

Section 1.14. "LEGEND" shall mean the legend set forth in Section 9.1.

Section 1.15. "MARKET PRICE" on any given date shall mean the average of any three (3) closing bid prices on the Principal Market (as reported by Bloomberg L.P.) of the Common Stock selected by the Investor during the thirty (30) Trading Day period ending on the Trading Day immediately prior to the date for which the Market Price is to be determined.

Section 1.16. "MATERIAL ADVERSE EFFECT" shall mean any effect on the business, operations, properties, prospects, stock price or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designations or the Warrants in any material respect.

Section 1.17. "OUTSTANDING" when used with reference to shares of Common Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; PROVIDED, HOWEVER, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

Section 1.18. "PERSON" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.


                                   EX 10.1 - 2

Section 1.19. "PRINCIPAL MARKET" shall mean the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, or the NASDAQ Small-Cap Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

Section 1.20. "PURCHASE PRICE" shall mean the Stated Value per share of Exchangeable Preferred Stock, as defined in the Certificate of Designations, net of a five percent (5%) discount.

Section 1.21. "REGISTRABLE SECURITIES" shall mean the Exchange Shares, the Common Stock issued to the Investors at the Closing and the Warrant Shares until
(i) the Registration Statement has been declared effective by the SEC, and all Exchange Shares and Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Exchange Shares and Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Exchange Shares and Warrant Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or
(iv) such time as, in the opinion of counsel to the Company, all Exchange Shares and Warrant Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

Section 1.22. "REGISTRATION RIGHTS AGREEMENT" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor as of the Closing Date in the form annexed hereto as Exhibit C.

Section 1.23. "REGISTRATION STATEMENT" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investors of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

Section 1.24. "REGULATION D" shall have the meaning set forth in the recitals of this Agreement.

Section 1.25. "SEC" shall mean the Securities and Exchange Commission.

Section 1.26. "SECTION 4(2)" AND "SECTION 4(6)" shall have the meanings set forth in the recitals of this Agreement.

Section 1.27. "SECURITIES ACT" shall have the meaning set forth in the recitals of this Agreement.

Section 1.28. "SEC DOCUMENTS" shall mean the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 and each report, proxy statement or registration statement filed by the Company with the SEC pursuant to the Exchange Act or the Securities Act since the filing of such Annual Report through the date hereof, and shall include each Company press release which is specifically identified in the Disclosure Letter referenced in the preamble to
Article IV.

Section 1.29. "SHARES" shall have the meaning set forth in Section 1.16.

Section 1.30. "STATED VALUE" shall have the meaning set forth in the Certificate of Designations.

Section 1.31. "TRADING DAY" shall mean any day during which the Principal Market shall be open for business.


                                   EX 10.1 - 3

Section 1.32. "WARRANTS" shall mean the Warrants substantially in the form of Exhibit B to be issued to the Investors hereunder.

Section 1.33. "WARRANT SHARES" shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Warrants.

                                   ARTICLE II

         PURCHASE AND SALE OF EXCHANGEABLE PREFERRED STOCK AND WARRANTS

Section 2.1. INVESTMENT.

       (a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors agree, severally and not jointly, to purchase the Exchangeable Preferred Stock together with the Common Stock and the Warrants at the Purchase Price. On the Closing Date, the Investors shall purchase $2,000,000 (2,000 shares) of Exchangeable Preferred Stock as follows:

              (i) Upon execution and delivery of this Agreement, each Investor shall deliver to the Escrow Agent immediately available funds in their proportionate amount of the Purchase Price as set forth on the signature pages hereto, and the Company shall deliver the Exchangeable Preferred Stock certificates, an aggregate of 2,500 shares of Common Stock (in the names and amounts set forth on Schedule I to this Agreement), and the Warrants to the Escrow Agent, in each case to be held by the Escrow Agent pursuant to the Escrow Agreement.

              (ii) Upon satisfaction of the conditions set forth in Section 2.1(b), the Closing ("Closing") shall occur at the offices of the Escrow Agent at which the Escrow Agent (x) shall release the Exchangeable Preferred Stock, the Common Stock and the Warrants to the Investors and
       (y) shall release the Purchase Price, pursuant to the terms of the Escrow Agreement.

       (b) The Closing is subject to the satisfaction, or waiver by the party to be benefited thereby, of the following conditions:

              (i) acceptance and execution by the Company and by the Investors, of this Agreement and all Exhibits hereto;

              (ii) delivery into escrow by each Investor of immediately available funds in the amount of the Purchase Price of the Exchangeable Preferred Stock, the Common Stock and the Warrants, as more fully set forth in the Escrow Agreement (as a condition to the Company's obligations);

              (iii) all representations and warranties of the Investors contained herein shall remain true and correct as of the Closing Date (as a condition to the Company's obligations);

              (iv) all representations and warranties of the Company contained herein shall remain true and correct as of the Closing Date and the Disclosure Letter shall reveal no Material Adverse Effect (as a condition to the Investors' obligations);

              (v) the Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Exchangeable Preferred Stock, the Common Stock and Warrants, or shall have the availability of exemptions therefrom;


                                   EX 10.1 - 4

              (vi) the sale and issuance of the Exchangeable Preferred Stock, the Common Stock and the Warrants hereunder, and the proposed issuance by the Company to the Investors of the Common Stock underlying the Exchangeable Preferred Stock and the Warrants upon the exchange or exercise thereof shall be legally permitted by all laws and regulations to which the Investors and the Company are subject and there shall be no ruling, judgment or writ of any court prohibiting the transactions contemplated by this Agreement;

              (vii) delivery of the original fully executed Exchangeable Preferred Stock certificates, Common Stock certificates and Warrants certificates to the Escrow Agent;

              (viii) delivery to the Escrow Agent of an opinion of Troop Steuber Pasich Reddick & Tobey, LLP, counsel to the Company, in the form of Exhibit E hereto;

              (ix) delivery to the Escrow Agent of the Irrevocable Instructions to Transfer Agent in the form attached hereto as Exhibit F;

              (x) delivery to the Escrow Agent of the Registration Rights Agreement; and

              (xi) delivery to the Escrow Agent of the written agreements of each officer and director of the Company addressed to the Investors, agreeing to vote all shares of Common Stock over which they have voting control in favor of a shareholder proposal permitting the issuance of a number of Exchange Shares in excess of 19.9% of the number of shares of Common Stock issued and outstanding on the Closing Date.

Section 2.2. LIQUIDATED DAMAGES. The Company understands that a delay in the issuance of the Exchange Shares beyond three Trading Days after delivery by an Investor of an Exchange Notice could result in economic loss to the Investor. As compensation to the Investor for such loss, the Company agrees to pay late payments to the Investor for late issuance of shares of Common Stock upon exchange in accordance with the following schedule (where "NO. TRADING DAYS LATE" is defined as the number of Trading Days beyond four (4) Trading Days from the date of receipt by the Company of the Exchange Notice):

        No. Trading Days Late                    Late Payment For Each
                                            $5,000 of Liquidation Preference
                                                Amount Being Exchanged
      ------------------------             ----------------------------------

                   1                                        $100
                   2                                        $200
                   3                                        $300
                   4                                        $400
                   5                                        $500
                   6                                        $600
                   7                                        $700
                   8                                        $800
                   9                                        $900
                  10                                      $1,000
                 >10                          $1,000 + $200 for each Trading Day
                                                     Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Investor's right to pursue injunctive relief and/or actual


                                   EX 10.1 - 5
damages for the Company's failure to issue and deliver Common Stock to the Investor, including, without limitation, the Investor's actual losses occasioned by any "buy-in" of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies which may be available to the Investor, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five Trading Days the date of receipt of the Exchange Notice, the holder will be entitled to revoke the relevant Exchange Notice by delivering a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior to delivery of such Exchange Notice.

The parties hereto acknowledge and agree that the sums payable pursuant to the foregoing paragraph and pursuant to the Registration Rights Agreement shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investors in connection with the failure by the Company to timely cause the registration of the Registrable Securities and (c) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

Each Investor, severally and not jointly, represents and warrants to the Company that:

Section 3.1. INTENT. The Investor is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the Common Stock. The Investor has no present arrangement (whether or not legally binding) at any time to sell the Exchangeable Preferred Stock, the Warrants, any Exchange Shares or Warrant Shares to or through any person or entity except in compliance with the Securities Act or an exemption therefrom; provided, however, that by making the representations herein, the Investor does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the Exchange Shares and Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2. SOPHISTICATED INVESTOR. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Exchangeable Preferred Stock, the Warrants and the underlying Common Stock. The Investor acknowledges that an investment in the Exchangeable Preferred Stock, the Warrants and the underlying Common Stock is speculative and involves a high degree of risk.

Section 3.3. AUTHORITY. This Agreement and each agreement attached as an Exhibit hereto which is required to be executed by Investor has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.4. NOT AN AFFILIATE. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.


                                   EX 10.1 - 6

Section 3.5. ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and each agreement which is attached as an Exhibit hereto and executed by the Investor in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof by the Investor, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor or (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.6. DISCLOSURE; ACCESS TO INFORMATION. The Investor has received all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by the Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed copies of all SEC Documents deemed relevant by Investor.

Section 3.7. MANNER OF SALE. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 3.8. NO BROKERS. The Investor has not employed any investment banker, broker, finder, or intermediary in connection with the transactions contemplated by this Agreement who will seek a fee from the Company. The Investor agrees to indemnify and hold harmless the Company from and against any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the Investor in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and Warrants to the Investors that, except as set forth in a Disclosure Letter prepared by the Company and delivered to the Investor concurrent with the execution of this Agreement (which Disclosure Letter may be updated by the Company at any time prior to Closing) (the "Disclosure Letter"):

Section 4.1. ORGANIZATION OF THE COMPANY. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2. AUTHORITY. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, and the Warrants and to issue the Common Stock, the Exchangeable Preferred Stock, the


                                   EX 10.1 - 7

Exchange Shares, the Warrants and the Warrant Shares pursuant to their respective terms, (ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designations, the Common Stock, the Exchangeable Preferred Stock certificates and the Warrants by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Exchangeable Preferred Stock certificates and the Warrants have been duly executed and delivered by the Company and at the Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the exchange of the Exchangeable Preferred Stock and for the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Exchange Shares. The Company further acknowledges that its obligation to issue Exchange Shares upon exchange of the Exchangeable Preferred Stock and Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"). The Company shall not seek judicial relief from its obligations hereunder except pursuant to the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the exchange of the Exchangeable Preferred Stock and the exercise of the Warrants. The Company agrees, without cost or expense to the Investors, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

Section 4.3. CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $0.01 par value per share, of which 6,344,998 shares are issued and outstanding as of September 30, 1999 and 1,000,000 shares of preferred stock, par value $0.01 per share, none of which have been designated as to series or are issued and outstanding prior to the Closing. The Company has duly and validly designated 2,000 shares of its preferred stock as Series A Exchangeable Preferred Stock. Except for (i) outstanding options and warrants as set forth in the SEC Documents and (ii) as set forth in the Disclosure Schedule, there are no outstanding Capital Shares Equivalents nor any agreements or understandings pursuant to which any Capital Shares Equivalents may become outstanding. The Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

Section 4.4. COMMON STOCK. The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, the Principal Market. As of the date hereof, the Principal Market is the Nasdaq SmallCap Market and the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.

Section 4.5. SEC DOCUMENTS. The Company has made available to the Investors true and complete copies of the SEC Documents. The Company has not provided to the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC


                                   EX 10.1 - 8
promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements.

Section 4.6. EXEMPTION FROM REGISTRATION; VALID ISSUANCES. Subject to the accuracy of the Investors' representations in Article III, the sale of the Common Stock, the Exchangeable Preferred Stock, the Exchange Shares, the Warrants and the Warrant Shares will not require registration under the Securities Act and/or any applicable state securities law. When issued and paid for in accordance with the Warrants and validly exchanged in accordance with the terms of the Exchangeable Preferred Stock, the Exchange Shares and the Warrant Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Common Stock, the Exchangeable Preferred Stock, the Exchange Shares, the Warrants or the Warrant Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designations or the Warrants will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Common Stock, the Exchangeable Preferred Stock, the Exchange Shares, the Warrants or the Warrant Shares or, except as contemplated herein, any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. The Common Stock, the Exchangeable Preferred Stock, the Exchange Shares, the Warrants and the Warrant Shares shall not subject the Investors to personal liability to the Company or its creditors by reason of the possession thereof.

Section 4.7. NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor, to the knowledge of the Company, any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Common Stock, the Exchangeable Preferred Stock or the Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock, the Exchangeable Preferred Stock, the Exchange Shares, the Warrants or the Warrant Shares under the Securities Act.

Section 4.8. NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of and payment of dividends upon the Exchangeable Preferred Stock, the Exchange Shares, the Warrants and the Warrant Shares and the Common Stock, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement,


                                   EX 10.1 - 9
indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required under any Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock, the Exchangeable Preferred Stock or the Warrants in accordance with the terms hereof (other than any SEC, Principal Market or state securities filings that may be required to be made by the Company subsequent to Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

Section 4.9. NO MATERIAL ADVERSE CHANGE. Since June 30, 1999, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

Section 4.10. NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since June 30, 1999, no material event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, which has not been publicly announced or disclosed in the SEC Documents.

Section 4.11. NO INTEGRATED OFFERING. Other than pursuant to an effective registration statement under the Securities Act, or pursuant to the issuance or exercise of employee stock options, or pursuant to its discussion with the Investors in connection with the transactions contemplated hereby, the Company has not issued, offered or sold the Common Stock, the Exchangeable Preferred Stock, the Warrants or any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Exchangeable Preferred Stock, the Warrants or Common Stock, or any securities exchangeable into or exercisable for the Exchangeable Preferred Stock or Common Stock or any such other securities) within the six-month period next preceding the date hereof, and the Company shall not permit any of its directors, officers or affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any Person of the Exchangeable Preferred Stock, Warrants or shares of Common Stock), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Investors of the Exchangeable Preferred Stock (and the Exchange Shares) or the Warrants (and the Warrant Shares) as contemplated by this Agreement.

Section 4.12. LITIGATION AND OTHER PROCEEDINGS. Except as disclosed in the SEC Documents, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any subsidiary, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect.

Section 4.13. NO MISLEADING OR UNTRUE COMMUNICATION. The Company and, to the knowledge of the Company, any person representing the Company, or any other person selling or offering to sell the Common


                                  EX 10.1 - 10

Stock, the Exchangeable Preferred Stock or the Warrants in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Section 4.14. MATERIAL NON-PUBLIC INFORMATION. The Company has not disclosed to the Investors any non-public information it believes to be material that (i) if disclosed, would reasonably be expected to have a material effect on the trading price of the Common Stock and (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

Section 4.15. INSURANCE. The Company and each subsidiary maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

Section 4.16. TAX MATTERS.

       (a) The Company and each subsidiary has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate and has been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1998, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

       (b) No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is required to make any adjustments pursuant to ss. 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Internal Revenue Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code.

       (c) The Company has not made an election under ss. 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or


                                  EX 10.1 - 11
successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under ss. 280G of the Internal Revenue Code.

       (d) For purposes of this Section 4.16:

              "IRS" means the United States Internal Revenue Service.

              "TAX" or "TAXES" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

              "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

Section 4.17. PROPERTY. Neither the Company nor any of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company's knowledge any real property and buildings held under lease by the Company as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property and buildings by the Company.

Section 4.18. INTELLECTUAL PROPERTY. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the Company's knowledge, except as disclosed in the SEC Documents neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed in the SEC Documents, no adverse claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

Section 4.19. INTERNAL CONTROLS AND PROCEDURES. The Company maintains books and records and internal accounting controls which provide reasonable assurance that
(i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization;
(ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

Section 4.20. PAYMENTS AND CONTRIBUTIONS. Neither the Company, any subsidiary, nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct


                                  EX 10.1 - 12
or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

Section 4.21. NO MISREPRESENTATION. The representations and warranties of the Company (when read in conjunction with the Disclosure Letter) contained in this Agreement, any schedule, annex or exhibit hereto, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                           COVENANTS OF THE INVESTORS

       Each Investor, severally and not jointly, covenants with the Company that:

Section 5.1. COMPLIANCE WITH LAW. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed.

Section 5.2. NO SHORT SALES. The Investor and its affiliates shall not engage in short sales of the Company's Common Stock (as defined in applicable SEC and NASD rules) so long as the Investor holds any unconverted shares of Exchangeable Preferred Stock.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

Section 6.1. REGISTRATION RIGHTS. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

Section 6.2. RESERVATION OF COMMON STOCK. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Exchange Shares and the Warrant Shares pursuant to any exchange of the Exchangeable Preferred Stock or exercise of the Warrants. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered pursuant to any exchange of the Exchangeable Preferred Stock or exercise of the Warrants and the number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be obligated to issue by reason of adjustments to the Warrants.

Section 6.3. LISTING OF COMMON STOCK. The Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as reasonably practicable following the Closing to list the Exchange Shares and the Warrant Shares on the Principal Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Common Stock, the Exchange Shares and the Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Investors to cause the Common Stock, the Exchange Shares and Warrant Shares to be listed on such other Principal Market as promptly as possible. The Company will


                                  EX 10.1 - 13
take all action to continue the listing and trading of its Common Stock on a Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investors with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of the Company's receipt thereof, until the Investors have disposed of all of their Registrable Securities. The Company agrees to present a proposal for stockholder approval at the next annual meeting of stockholders to permit the Company to issue a number of Exchange Shares and Warrant Shares which is in excess of 19.9% of the number of the Company's issued and outstanding shares of Common Stock on the Closing Date, with the recommendation of the Board of Directors that such proposal be approved, unless at the date of such meeting, less than two percent (2%) of the Exchangeable Preferred Stock remains issued and outstanding. If such proposal is not approved, the Company shall either (i) voluntarily de-list its Common Stock from any Principal Market which requires such approval or (ii) redeem any un-exchanged Exchangeable Preferred Stock pursuant to Section 7 of the Certificate of Designations, within five (5) Trading Days of such vote.

Section 6.4. EXCHANGE ACT REGISTRATION. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act until the Investors have disposed of all of their Registrable Securities.

Section 6.5. LEGENDS. The certificates evidencing the Registrable Securities shall be free of legends, except as set forth in Article IX.

Section 6.6. CORPORATE EXISTENCE; CONFLICTING AGREEMENTS. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto or under the Certificate of Designations.

Section 6.7. CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investors such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement and the Certificate of Designations.

Section 6.8. ISSUANCE OF COMMON STOCK, EXCHANGEABLE PREFERRED STOCK AND WARRANT SHARES. The sale of the Common Stock, the Exchangeable Preferred Stock and the Warrants and the issuance of the Warrant Shares pursuant to exercise of the Warrants and the Exchange Shares upon exchange of the Exchangeable Preferred Stock shall be made in accordance with the provisions and requirements of
Section 4(2), 4(6) or Regulation D and any applicable state securities law. The Company shall make any necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to the Investors as required by all applicable laws, and shall provide a copy thereof to the Investors promptly after such filing.

Section 6.9. LIMITATION ON FUTURE FINANCING. The Company agrees that it will not enter into any sale of its securities for cash at a discount to the then-current bid price of its Common Stock until 180 days after the effective date of the Registration Statement except for any sales (i) of Common Stock for gross proceeds of up to $4,000,000 at a discount of up to 10%, (ii) pursuant to any underwritten public offering of Common Stock and/or warrants to purchase Common Stock, (iii) pursuant to any presently existing employee benefit


                                  EX 10.1 - 14
plan which plan has been approved by the Company's stockholders, (iv) pursuant to any compensatory plan for a full-time employee or key consultant, (v) pursuant to a private placement in which the purchasers are not given any registration rights or (vi) with the prior approval of a majority in interest of the Investors, which will not be unreasonably withheld, in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money. Further, the Investors shall have a right of first offer, exercisable within five (5) Trading Days of notice from the Company setting forth the principal terms of any such transaction, to elect to participate, pro-rata, in such subsequent transaction in the case of (i) and (v) above.

Section 6.10. PRO-RATA REDEMPTION. The Company agrees that if it shall redeem any of the Exchangeable Preferred Stock, that it shall make such redemption pro-rata among all Investors in proportion their respective initial purchases of such securities pursuant to this Agreement.

                                   ARTICLE VII

                            SURVIVAL; INDEMNIFICATION

Section 7.1. SURVIVAL. The representations and warranties (when read in conjunction with the Disclosure Letter) and covenants made by each of the Company and each Investor in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

Section 7.2. INDEMNITY. (a) The Company hereby agrees to indemnify and hold harmless the Investors, their respective Affiliates and their respective officers, directors, partners and members (collectively, the "Investor Indemnitees"), from and against any and all Damages, and agrees to reimburse the Investor Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:

              (i) any misrepresentation, omission of fact or breach of any of the Company's representations or warranties (when read in conjunction with the Disclosure Letter) contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

              (ii) any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

              (iii) any action instituted against the Investors, or any of them, by any stockholder of the Company who is not an Affiliate of an Investor, with respect to any of the transactions contemplated by this Agreement.

       (b) Each Investor, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Damages, and agrees to reimburse the Company


                                  EX 10.1 - 15

Indemnitees for reasonable all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with any misrepresentation, omission of fact, or breach of any of the Investor's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant to this Agreement.

Section 7.3. NOTICE. Promptly after receipt by either party hereto seeking indemnification pursuant to Section 7.2 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to Section
7.2 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

Section 7.4. DIRECT CLAIMS. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in
Article X. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                                  ARTICLE VIII

         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

Section 8.1. DUE DILIGENCE REVIEW. Subject to Section 8.2, the Company shall make available for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), any underwriter


                                  EX 10.1 - 16
participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, Nasdaq or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such publicly available information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

Section 8.2. NON-DISCLOSURE OF NON-PUBLIC INFORMATION.

       (a) The Company shall not disclose non-public information it believes to be material to the Investors, advisors to or representatives of the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. Other than disclosure of any comment letters received from the SEC staff with respect to the Registration Statement, the Company may, as a condition to disclosing any non-public information hereunder, require the Investors' advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and the Investors.

       (b) Nothing herein shall require the Company to disclose material non-public information to the Investors or their advisors or representatives, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, promptly notify the advisors and representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investors (without the written consent of the Investors prior to disclosure of such information as set forth in Section 8.2(a)) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX

                      LEGENDS; TRANSFER AGENT INSTRUCTIONS

Section 9.1. LEGENDS. Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend or equivalent (the "Legend"):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER


                                  EX 10.1 - 17

APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

Section 9.2. TRANSFER AGENT INSTRUCTIONS. Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions substantially in the form of Exhibit F hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be.

Section 9.3. NO OTHER LEGEND OR STOCK TRANSFER RESTRICTIONS. No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or "stop transfer orders," "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX. Section 9.4. INVESTORS' COMPLIANCE. Notwithstanding anything contained in this Agreement to the contrary, each Investor shall comply with all applicable federal and state securities laws upon resale of the Common Stock.

                                   ARTICLE X

                           CHOICE OF LAW; ARBITRATION

Section 10.1. GOVERNING LAW/ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. Any dispute under this Agreement shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York unless the matter at issue is the corporation law of the company's state of incorporation, in which event the corporation law of such jurisdiction shall govern such issue. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall be authorized and is hereby directed to enter a default judgment against any party failing to participate in any proceeding hereunder within the time periods set forth in the AAA rules. The non-prevailing party to any arbitration (as determined by the


                                  EX 10.1 - 18

Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorney's fees, in connection with such arbitration. Any party shall be entitled to obtain injunctive relief from a court in any case where such relief is available. The non-prevailing party to any injunctive proceeding (as determined by the court) shall pay the expenses of the prevailing party, including reasonable attorney's fees, in connection with such injunctive proceeding.

                                   ARTICLE XI

                                   ASSIGNMENT

Section 11.1. ASSIGNMENT. Neither this Agreement nor any rights of the Investors or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any of the Exchangeable Preferred Stock or Warrants purchased or acquired by any Investor hereunder with respect to the Exchangeable Preferred Stock or Warrants held by such person, and (b) upon the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed, each Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any Affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the terms of this Agreement.

                                  ARTICLE XII

                                     NOTICES

Section 12.1. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:


                                  EX 10.1 - 19

If to the Company:                  Dental/Medical Diagnostic Systems, Inc.
                                    200 North Westlake Boulevard, Suite 202
                                    Westlake Village, CA 91362
                                    Attention: Robert H. Gurevitch, President
                                    Telephone: 805-381-2700
                                    Facsimile: 805-

with a copy to (shall not           Murray Markiles, Esq.
constitute notice):                 Troop Steuber Pasich Reddick & Tobey, LLP
                                    2029 Century Park East, 24th Floor
                                    Los Angeles, CA 90067
                                    Telephone: 310-728-3233
                                    Facsimile: 310-728-2233

if to the Investors:                As set forth on the signature pages hereto

with a copy to (shall               Joseph A. Smith, Esq.
not constitute notice):             Epstein Becker & Green, P.C.
                                    250 Park Avenue
                                    New York, New York
                                    Telephone: (212) 351-4500
                                    Facsimile: (212) 661-0989

Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this
Section 12.1.

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.1. COUNTERPARTS/ FACSIMILE/ AMENDMENTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 13.2. ENTIRE AGREEMENT. This Agreement, the agreements attached as Exhibits hereto, which include, but are not limited to the Certificate of Designations, the Warrants, the Escrow Agreement, and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

Section 13.3. SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full


                                  EX 10.1 - 20
force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 13.4. HEADINGS. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 13.5. NUMBER AND GENDER. There may be one or more Investors parties to this Agreement, which Investors may be natural persons or entities. All references to plural Investors shall apply equally to a single Investor if there is only one Investor, and all references to an Investor as "it" shall apply equally to a natural person.

Section 13.6. REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investors and the Company shall be required to employ any other reporting entity.

Section 13.7. REPLACEMENT OF CERTIFICATES. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Exchangeable Preferred Stock or any Exchange Shares or Warrants or any Warrant Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form to the Company (which shall not exceed that customarily charged by the Company's transfer agent) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 13.8. FEES AND EXPENSES. Each of the Company and the Investors agrees to pay its own expenses incident to the performance of its obligations hereunder.


                                  EX 10.1 - 21

Section 13.9. PUBLICITY. The Company agrees that it will not issue any press release or other public announcement of the transactions contemplated by this Agreement without the prior consent of the Investors, which shall not be unreasonably withheld nor delayed by more than two (2) Trading Days from their receipt of such proposed release. No release shall name the Investors without their express consent.

       IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                       DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.


                                        By:  /S/ ROBERT H. GUREVITCH
                                             -----------------------------------
                                             Robert H. Gurevitch, President &
                                             CEO

                            AMRO International, S.A.

 c/o Ultra Finanz AG
 Grossmuensterplatz 6
 Zurich, CH-8022 Switzerland
 Fax: 011-411-262-5515                  By:  /S/ H. U. BACHOFEN
 Amount subscribed for:                      -----------------------------------
 $800,000                                    H. U. Bachofen, Director


                        The Endeavour Capital Fund, S.A.

 c/o Endeavour Management, Inc.
 14/14 Divrei Chaim Street
 Jerusalem 94479 Israel                 By:  /S/ SHMULI MARGULIES
 Fax: 011-9722-582-4443                      -----------------------------------
 Amount subscribed for:                      Shmuli Margulies, Authorized
 $400,000                                    Signatory11


                          Esquire Trade & Finance Inc.

 P.O. Box 2154
 Baar, CH-6342 Switzerland              By:  /S/ ROLAND WINIGER
 Fax: 011-411-760-1031                       -----------------------------------
 Amount subscribed for:                      Roland Winiger, Authorized
 $400,000                                    Signatory


                           Austinvest Anstalt Balzers

 Landstrasse 938
 9494 Furstenturns
 Balzers, Liechtenstein                 By:  /S/ WALTER GRILL
 Fax: 011-                                   -----------------------------------
 Amount subscribed for:                      Dr. Walter Grill, Authorized
 $400,000                                    Signatory


                                  EX 10.1 - 22

                     SCHEDULE I - COMMON STOCK CERTIFICATES


Austinvest Anstalt Balzers         1,250 shares

Esquire Trade & Finance Inc.       1,250 shares


                                  EX 10.1 - 23

                                                                       EXHIBIT A
                          CERTIFICATE OF DESIGNATIONS,

                            PREFERENCES AND RIGHTS OF

                    SERIES A EXCHANGEABLE PREFERRED STOCK OF

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.

                             PURSUANT TO SECTION 151

                     OF THE DELAWARE GENERAL CORPORATION LAW



       The undersigned, being the Chief Executive Officer and the Secretary of Dental/Medical Diagnostic Systems, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (hereinafter the "Corporation"), DO HEREBY CERTIFY:

       FIRST: That pursuant to authority expressly granted and vested in the Board of Directors of said Corporation by the provisions of the Corporation's Certificate of Incorporation, said Board of Directors adopted the following resolution on November 9, 1999 determining the designations, preferences and rights of its Series A Exchangeable Preferred Stock:

       RESOLVED: That pursuant to the authority vested in the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation, as amended and restated (the "Certificate of Incorporation"), a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series A Exchangeable Preferred Stock (the "Series A Exchangeable Preferred Stock"), to consist of 2,000 shares, par value $0.01 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be as set forth in the Certificate of Designations annexed hereto:

       1. NUMBER OF SHARES OF SERIES A EXCHANGEABLE PREFERRED STOCK. Of the 1,000,000 shares of authorized but unissued Preferred Stock, $0.01 par value ("Preferred Stock") of the Corporation, two thousand (2,000) shares shall be designated and known as Series A Exchangeable Preferred Stock, par value $0.01 per share ("Series A Exchangeable Preferred Stock").

       2. VOTING.

              (a) Unless required by law, no holder of any shares of Series A Exchangeable Preferred Stock shall be entitled to vote at any meeting of stockholders of the Corporation (or any written actions of stockholders in lieu of meetings) with respect to any matters presented to the stockholders of the Corporation for their action or consideration. Notwithstanding the foregoing, the Corporation shall provide each holder of record of Series A Exchangeable Preferred Stock with timely notice of every meeting of stockholders of the Corporation and shall provide each holder with copies of all proxy materials distributed in connection therewith.

              (b) So long as shares of Series A Exchangeable Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the Delaware General Corporation Law) of the holders of at least 75% in interest of the then outstanding shares of Series A Exchangeable Preferred Stock sold to the original purchasers thereof pursuant to the Exchangeable Preferred Stock and Warrant Purchase Agreement referred to in Section 13 hereof:

                     (i) alter or change the rights, preferences or privileges
              of the Series A Exchangeable Preferred Stock;

                     (ii) create any new class or series of capital stock having a preference over the Series A Exchangeable Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation ("Senior Securities") or alter or change the rights, preferences or privileges of any Senior Securities so as to affect adversely the Series A Exchangeable Preferred Stock;

                     (iii) increase the authorized number of shares of Series A
              Exchangeable Preferred Stock; or

                     (iv) do any act or thing not authorized or contemplated by this Certificate of Designations which would result in taxation of the holders of shares of the Series A Exchangeable Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

       In the event such holders of at least 75% in interest of the then outstanding shares of Series A Exchangeable Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series A Exchangeable Preferred Stock, pursuant to subsection (b) above, so as to affect the Series A Exchangeable Preferred Stock, then the Corporation will deliver notice of such approved change to the holders of the Series A Exchangeable Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and Dissenting Holders shall have the right, but not the obligation, for a period of thirty (30) days to exchange any and all shares of then held Series A Exchangeable Preferred Stock pursuant to the terms of this Certificate of Designation as in effect prior to such alteration or change.

       3. DIVIDENDS.

       The holders of shares of Series A Exchangeable Preferred Stock shall be entitled to receive, before any cash dividend shall be declared and paid upon or set aside for the Common Stock in any fiscal year of the Corporation, out of funds legally available for that purpose, cumulative dividends payable in cash or in registered shares of Common Stock (at the sole election of the Corporation) in an amount per share of Series A Exchangeable Preferred Stock outstanding for such fiscal year equal to $40.00. Such dividends shall accrue daily and be payable quarterly on March 31, June 30, September 30 and December 31 of each year. In the event that the Corporation shall elect to


                                  EX 10.1A - 2
pay any such dividend payment in the form of Common Stock, such Common Stock shall be valued at the Market Price on the dividend payment date, as defined in
Section 5 below.

       4. LIQUIDATION. (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of ninety (90) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidating Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation other than Senior Securities upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series A Exchangeable Preferred Stock shall have received the Liquidation Preference (as defined in Section 4(c)) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series A Exchangeable Preferred Stock and holders of securities ranking pari passu as to preference upon liquidation with the Series A Exchangeable Preferred Stock shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A Exchangeable Preferred Stock and such pari passu securities shall be distributed ratably among such shares in proportion to the ratio that that Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

              (b) At the option of each holder, the sale, conveyance of disposition of all or substantially all of the assets of the Corporation, the effectuation by the Corporation of a transaction or series or related transactions in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation with or into any other person or persons when the Corporation is not the survivor shall be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall be required to distribute, upon consummation of and as a condition to such transaction an amount equal to the Liquidation Preference with respect to each outstanding share of Series A Exchangeable Preferred Stock held by such holder in accordance with and subject to the terms of this Section 4.

              (c) The Liquidation Preference shall be the Stated Value of $1,000 per share of Series A Exchangeable Preferred Stock plus all accrued but unpaid dividends.

       5. OPTIONAL EXCHANGE. The holders of shares of Series A Exchangeable Preferred Stock shall have the following exchange rights:


                                  EX 10.1A - 3

              (a) RIGHT TO EXCHANGE; EXCHANGE PRICE. Subject to the terms, conditions, and restrictions of this Section 5, the holder of any shares of Series A Exchangeable Preferred Stock shall have the right to exchange each such share of Series A Exchangeable Preferred Stock (except that upon any liquidation of the Corporation, the right of exchange shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Exchangeable Preferred Stock) for an amount of shares of Common Stock equal to the Stated Value of such share or shares of Series A Exchangeable Preferred Stock divided by (i) during the one hundred twenty one (121) day period following the Original Issuance Date, Four Dollars ($4.00) (the "Set Price") and (ii) on and after the 122nd day after the Original Issuance Date, the lesser of the Set Price or the average of the closing bid prices as reported by Bloomberg L.P., on the principal market for the Corporation's Common Stock based on trading volume (the "Principal Market") during any three
       (3) trading days selected by the Holder out of the period of thirty (30) consecutive trading days ending with the last trading day prior to the date of exchange (the "Exchange Date") (the "Market Price"), to determine the exchange price (the "Exchange Price"). However, in no event shall the Exchange Price be greater than the Set Price (the "Maximum Exchange Price"). In addition, if the Exchange Price on any Exchange Date is less than $6.00 (adjusted for any splits, reverse splits or dividends in the form of shares of Common Stock after the Original Issuance Date), then the Corporation shall have the option, upon at least three (3) trading days' prior written notice to all holders of its intention to do so, to pay the holder in cash in an amount equal to (i) the average of the closing bid and asked prices on the Principal Market on the Exchange Date multiplied by (ii) the number of shares of Common Stock which would otherwise be issuable to the holder upon such exchange. If notice of the Corporation's election to pay the holder in cash is not received by the holder prior to three trading days before the receipt by the Corporation of an Exchange Notice, the Corporation shall issue to the holder shares of Common Stock unless otherwise agreed to by the holder. Unless the Corporation shall have obtained the approval of its voting stockholders to such issuance in accordance with the rules of the Principal Market, the Corporation shall not issue shares of Common Stock upon exchange of any shares of Series A Exchangeable Preferred Stock if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Corporation upon exchange of shares of the Series A Exchangeable Preferred Stock or upon exercise of the Warrants issued in connection with the issuance of the Series A Exchangeable Preferred Stock, would exceed 19.9% of the number of shares of the Corporation's Common Stock which were issued and outstanding on the Original Issuance Date; and, in such event, or if the Corporation does not have registered shares of Common Stock available with which to honor Exchanges, the Corporation shall honor such exchange request in cash in accordance with the previous sentence, irrespective of the Exchange Price, and the holder shall be a creditor of the Corporation in respect of such sum. The right to exchange shares of Series A Exchangeable Preferred Stock shall be pro-rated among the original purchasers of such shares or their respective subsequent transferees, if any, in order to comply with the aforesaid overall limitation. Any exchange which is paid in cash shall be paid within three (3) business days of the Exchange Date, or else the late delivery payments set forth in Section 5(d)(ii) hereof shall apply to such late payment, and, upon demand of the holder in such event of late delivery, the holder may require the Corporation to deliver the shares otherwise issuable upon such exchange.

              (b) EXCHANGE DATE. (i) The holder of any shares of Series A Exchangeable Preferred Stock may exchange such shares immediately after the date upon which such shares of


                                  EX 10.1A - 4

       Series A Preferred Stock were originally issued (the "Original Issuance Date"); provided, that the Corporation shall have the right, on no more than three (3) occasions during the life the Series A Exchangeable Preferred Stock, by at least two (2) trading days' prior written notice to the holders, to refuse to honor any Exchange Notice delivered during any specified seven (7) calendar day period.

                     (ii) In no event shall a holder be permitted to exchange
              any shares of Series A Exchangeable Preferred Stock in excess of the number of such shares upon the exchange of which, (x) the number of shares of Common Stock owned by such holder (other than shares of Common Stock issuable upon exchange of shares of Series A Exchangeable Preferred Stock) plus (y) the number of shares of Common Stock issuable upon such exchange of such shares of Series A Exchangeable Preferred Stock, would be equal to or exceed 9.9% of the number of shares of Common Stock then issued and outstanding, including shares issuable upon exchange of the Series A Exchangeable Preferred Stock held by such holder after application of this Section 5(b)(ii). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. To the extent that the limitation contained in this Section 5(b)(ii) applies, the determination of whether shares of Series A Exchangeable Preferred Stock are exchangeable (in relation to other securities owned by holder) and of which shares of Series A Exchangeable Preferred Stock are exchangeable shall be in the sole discretion of such holder, and the submission of shares of Series A Exchangeable Preferred Stock for exchange shall be deemed to be such holder's determination of whether such shares of Series A Exchangeable Preferred Stock are exchangeable (in relation to other securities owned by such holder) and of which shares of Series A Exchangeable Preferred Stock are exchangeable, in each case subject to such aggregate percentage limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination, and shall have no liability to holder with respect thereto. Nothing contained herein shall be deemed to restrict the right of a holder to exchange such shares of Series A Exchangeable Preferred Stock at such time as such exchange will not violate the provisions of this paragraph. The provisions of this Section 5(b)(ii) may be waived by a holder of Series A Exchangeable Preferred Stock as to itself (and solely as to itself) upon (A) not less than 75 days' prior notice to the Corporation, and the provisions of this Section 5(b)(ii) shall continue to apply until such 75th day (or such later date as may be specified in such notice of waiver) or (B) not less than three (3) days' prior notice to the Corporation if and only if the Corporation shall have breached or defaulted upon one or more of its obligations to the holder pursuant to this Certificate of Designation. No exchange in violation of this paragraph but otherwise in accordance with this Certificate of Designation shall affect the status of the Common Stock issued upon such exchange as validly issued, fully-paid and nonassessable.

              (c) NOTICE OF EXCHANGE. The right of exchange shall be exercised by the holder thereof by giving written notice (the "Exchange Notice") to the Corporation, by facsimile or by registered mail or overnight delivery service, with a copy by facsimile to the Corporation's then transfer agent for its Common Stock, as designated by the Corporation from time to time, that the holder elects to exchange a specified number of shares of Series A Exchangeable Preferred Stock representing a specified Stated Value thereof for Common Stock and, if such exchange will result in the exchange of all of such holder's shares of Series A Exchangeable Preferred Stock, by surrender of a certificate or certificates for the shares so to be Exchanged to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Exchangeable Preferred Stock) at any time during its usual


                                  EX 10.1A - 5
       business hours on the date set forth in the Exchange Notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. The Exchange Notice shall include therein the Stated Value of shares of Series A Exchangeable Preferred Stock to be Exchanged, and a calculation, if applicable, (i) of the Market Price, (ii) the Exchange Price, and
       (iii) the number of shares of Common Stock to be issued in connection with such Exchange.

              (d) ISSUANCE OF CERTIFICATES; TIME EXCHANGE EFFECTED. (i) Promptly, but in no event more than three business days, after the receipt of the Exchange Notice referred to in Section 5(c) and surrender of the certificate or certificates for the share or shares of Series A Exchangeable Preferred Stock to be exchanged (if required), the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock for which such shares of Series A Exchangeable Preferred Stock are exchanged. To the extent permitted by law, such exchange shall be deemed to have been effected on the date on which such Exchange Notice shall have been received by the Corporation and at the time specified stated in such Exchange Notice, which must be during the calendar day of such notice, and at such time the rights of the holder of such share or shares of Series A Exchangeable Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exchange shall be deemed to have become the holder or holders of record of the shares represented thereby. Issuance of shares of Common Stock issuable upon exchange which are requested to be registered in a name other than that of the registered holder shall be subject to compliance with all applicable federal and state securities laws. In the event that the Corporation elects to pay cash in lieu of issuing Common Stock in accordance with Section 5(a) hereof, such cash payment shall be made on or before the third business day after receipt of an Exchange Notice.

                     (ii) The Corporation cannot refuse to effect the exchange
              of the Series A Exchangeable Preferred Stock into Common Shares or otherwise dishonor or reject any Exchange Notice delivered in accordance with this Section 5 based upon any claim that a holder or any person associated or affiliate with such holder has been engaged in any violation of law or for any other reason, unless an injunction from a court or regulatory body, on notice, restraining or enjoining the exchange of all or some of such shares of Series A Exchangeable Preferred Stock shall have issued and the Corporation shall have posted a surety bond for the benefit of the holder or holder so affected in the amount of the difference between the Exchange Price and the closing ask price on the trading day preceding the date of the attempted exchange, multiplied by the number of shares of Common Stock which would have been issuable upon such exchange, which bond shall remain in effect until the completion of the arbitration or litigation of the dispute and the proceeds of which shall be payable to the affected holder or holders in the event its obtains a favorable judgment. If any third party who is not and has never been an Affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the holder obtains a judgment or any injunctive relief from any court or public or governmental authority which denies, enjoins, limits, modifies, delays or disputes the right of the holder hereof to effect the exchange of the Series A Exchangeable Preferred Stock into Common Shares, then the holder shall also have the right, by written notice to the Corporation, to require the Corporation to promptly redeem the Series A Exchangeable Preferred Stock for cash at a redemption price equal to one hundred twenty five percent (125%) of the Stated Value thereof (the "Mandatory Purchase Amount"). Under any of the circumstances set forth above, the Corporation shall be


                                  EX 10.1A - 6
              responsible for the payment of all costs and expenses of the holder, including reasonable legal fees and expenses, as and when incurred in disputing any such action or pursuing its rights hereunder (in addition to any other rights of the holder). In the absence of an injunction precluding the same, the Corporation shall issue shares upon a properly noticed exchange.

                     (iii) The holder shall be entitled to exercise its exchange privilege notwithstanding the commencement of any case under 11 U.S.C. ss. 101 ET SEQ. (the "Bankruptcy Code"). In the event the Corporation is a debtor under the Bankruptcy Code, the Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the holder's exchange privilege. The Corporation hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the exchange of the Series A Exchangeable Preferred Stock. The Corporation agrees, without cost or expense to the holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

              (e) FRACTIONAL SHARES. No fractional shares shall be issued upon exchange of Series A Exchangeable Preferred Stock for Common Stock. All fractional shares shall be payable in cash at the closing price per share on the business day prior to the day such payment is accrued. All exchanges pursuant to Section 5 or Section 6 hereof by any holder shall be aggregated so that in no event shall any single holder receive a cash payment in lieu of fractional shares pursuant to this subsection for a fraction greater than or equal to one (1).

              (f) REORGANIZATION OR RECLASSIFICATION. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, or, in the case of any consolidation, merger or mandatory share exchange of the Corporation into any other company, then, as a condition of such reorganization, reclassification or exchange, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Exchangeable Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exchange of such share or shares of Series A Exchangeable Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such exchange had such reorganization, reclassification or exchange not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the exchange rights) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exchange rights.

              (g) ADJUSTMENTS FOR SPLITS, COMBINATIONS, ETC. The Set Price and the number of shares of Common Stock into which the Series A Exchangeable Preferred Stock shall be Exchangeable shall be adjusted for stock splits, stock dividends, combinations or other similar events. No adjustment to the Exchange Price will be made for dividends (other than stock dividends), if any, paid on the Common Stock or for securities issued pursuant to exercise for fair value of options, warrants or restricted stock.


                                  EX 10.1A - 7

       6. MANDATORY EXCHANGE.

              (a) MANDATORY EXCHANGE DATE. If (i) on or after the third year anniversary of the Original Issuance Date of any share of Series A Exchangeable Preferred Stock, or (ii) at any time on or after the 122nd day after such Original Issuance Date if the average of the closing bid prices for the Corporation's Common Stock on the Principal Market for twenty consecutive trading days ending on the trading day prior to the date provided for herein is at least $8.00 per share (adjusted for any splits or reverse splits) and the average daily trading volume on the Principal Market for the thirty trading days ending on the trading day prior to the date provided for herein is at least 50,000 shares (such date as selected by the Corporation being the "Mandatory Exchange Date"), there remain issued and outstanding any shares of Series A Exchangeable Preferred Stock and a registration statement permitting the resale by the holder of the Common Stock issuable upon such exchange is then effective and remains effective through the Mandatory Exchange Date, then the Corporation shall be entitled to require all (but not less than all) holders of shares of Series A Exchangeable Preferred Stock then outstanding to exchange their shares of Series A Exchangeable Preferred Stock for shares of Common Stock at the then effective Exchange Price pursuant to Section 5(a). The Corporation shall provide at least three
       (3) trading days' written notice (the "Mandatory Exchange Notice") to the holders of shares of Series A Exchangeable Preferred Stock of such mandatory exchange. The Mandatory Exchange Notice shall include (i) the Stated Value of the shares of Series A Exchangeable Preferred Stock to be exchanged, (ii) the Exchange Price (which for purposes of this subsection 6(a), shall be the lesser of (A) the Set Price and (B) the average of the three lowest closing bid prices as reported by Bloomberg LP on the Principal Market during the prior thirty (30) consecutive trading days immediately prior to the Mandatory Exchange Date) at the Mandatory Exchange Date, and (iii) the number of shares of the Corporation's Common Stock to be issued upon such mandatory exchange at the then applicable Exchange Price. In lieu of a Mandatory Exchange, the Corporation may buy-out the shares of Series A Exchangeable Preferred Stock by means of such Mandatory Exchange Notice. The amount of cash to be paid in the event of a buy-out shall equal the average of the closing bid and asked prices of the Common Stock on the business day prior to the Mandatory Exchange Date times the number of shares which would have been issued upon a voluntary Exchange, but in no event shall such buy-out price yield the holder a total return on its investment of less than forty percent (40%). Notwithstanding the foregoing, in no event shall the Corporation exchange that portion of the Series A Exchangeable Preferred Stock to the extent that the issuance of Common Stock upon the exchange of such Series A Exchangeable Preferred Stock, when combined with shares of Common Stock received upon other exchanges of Series A Exchangeable Preferred Stock by such holder and any other holders of Series A Exchangeable Preferred Stock or upon exercise of the Stock Purchase Warrants referred to in
       Section 5(a), would exceed 19.9% of the Common Stock outstanding on the Original Issuance Date (unless stockholder approval has been obtained as described in Section 5(a)), or as to any individual holder, make such holder the beneficial owner of 9.9% or more of the Corporation's then-outstanding Common Stock.

              (b) SURRENDER OF CERTIFICATES. On or before the Mandatory Exchange Date, each holder of shares of Series A Exchangeable Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such Mandatory Exchange Notice (or an affidavit of lost certificate in form and content reasonably satisfactory to the Corporation), and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled or, in the event of a buy-out by the Corporation, the amount of cash


                                  EX 10.1A - 8
       such holder is entitled within three business days. On the Mandatory Exchange Date, all rights with respect to the Series A Exchangeable Preferred Stock so exchanged, including the rights, if any, to receive notices and vote, will terminate, provided that the Corporation either
       (i) delivers the shares of Common Stock to be delivered upon such Exchange within five (5) business days of the Mandatory Exchange Date or
       (ii) in the event of a buy-out in lieu of a Mandatory Exchange, delivers the buy-out price within five (5) business days of the Mandatory Exchange Date, and otherwise such Mandatory Exchange shall be void and the Corporation shall not thereafter have any further right to require a Mandatory Exchange. All certificates evidencing shares of Series A Exchangeable Preferred Stock that are required to be surrendered for Exchange in accordance with the provisions hereof, from and after the Mandatory Exchange Date, shall be deemed to have been retired and cancelled, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Series A Exchangeable Preferred Stock accordingly.

       7. REDEMPTION OF SERIES A EXCHANGEABLE PREFERRED STOCK.

              (a) RIGHT TO REDEEM SERIES A EXCHANGEABLE PREFERRED STOCK. At any time and from time to time upon the earlier of (i) the financial closing of an underwritten public offering of the Corporation's Common Stock or
       (ii) six months after the Original Issuance Date, the Corporation may, in its sole discretion, but shall not be obligated to, redeem, in whole or in part, the then issued and outstanding shares of Series A Exchangeable Preferred Stock, at a price equal to 140% of the Stated Value, plus all accrued but unpaid dividends through the Redemption Date, unless the closing bid price on the Principal Market on the Redemption Date is less than the Market Price on the Original Issuance Date, in which event the Redemption Price shall be 125% of the Stated Value plus all accrued but unpaid dividends. In the event that the Corporation's Common Stock shall cease to be listed or quoted on a national securities exchange or The Nasdaq Stock Market, or a registration statement permitting resales by the holders of Exchange Shares is not effective within 180 days of the Original Issuance Date, then the Corporation shall, within fifteen (15) days of demand by any holder, redeem all of such holder's outstanding shares of Series A Exchangeable Preferred Stock at a price equal to 125% of the Stated Value, plus all accrued but unpaid dividends thereon through the Redemption Date. Such requested redemption shall be mandatory and the requesting holder of Series A Exchangeable Preferred Stock shall, from and after the Redemption Date, be a creditor of the Corporation for such purpose.

              (b) NOTICE OF REDEMPTION. The Corporation shall provide each holder of record of the Series A Exchangeable Preferred Stock being redeemed with written notice of redemption (the "Redemption Notice") not less than 10 days prior to any date stipulated by the Corporation for the redemption of the Series A Exchangeable Preferred Stock (the "Redemption Date"). The Redemption Notice shall contain (i) the Redemption Date, (ii) the number of shares of Series A Exchangeable Preferred Stock to be redeemed from the holder to whom the Redemption Notice is delivered,
       (iii) instructions for surrender to the Corporation of the certificate or certificates representing the shares of Series A Exchangeable Preferred Stock to be redeemed, and (iv) a procedure for the holder to specify the number of shares of Series A Exchangeable Preferred Stock to be exchanged into Common Stock pursuant to Section 5, subject to the limitation set forth in Section 7(c).


                                  EX 10.1A - 9

              (c) RIGHT TO EXCHANGE SERIES A EXCHANGEABLE PREFERRED STOCK UPON RECEIPT OF REDEMPTION NOTICE. Upon receipt of the Redemption Notice, the recipient thereof shall have the option, at its sole election, to specify what portion of the Series A Exchangeable Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this
       Section 7 or exchanged for Common Stock in the manner provided in Section 5 and limited to those shares which would otherwise be exchangeable pursuant to Section 5(b). If the holder of the Series A Exchangeable Preferred Stock called for redemption elects to exchange any of such shares then eligible for exchange, then such exchange shall take place on the Exchange Date specified by the holder, but in no event after the Redemption Date, in accordance with the terms of Section 5.

              (d) SURRENDER OF CERTIFICATES; PAYMENT OF REDEMPTION PRICE. On or before the Redemption Date, each holder of the shares of Series A Exchangeable Preferred Stock to be redeemed shall surrender the required certificate or certificates representing such shares to the Corporation (or an affidavit of lost certificate in form and content reasonably satisfactory to the Corporation), in the manner and at the place designated in the Redemption Notice, and upon payment to the holder of the Redemption Price, each such surrendered certificate shall be cancelled and retired. If payment of such redemption price is not made in full by the Redemption Date, the Corporation's right to redeem any Series A Exchangeable Preferred Stock shall cease and be void, and the Holder shall again have the right to exchange the Series A Exchangeable Preferred Stock as provided in Section 5 hereof. If a certificate is surrendered and all the shares evidenced thereby are not being redeemed, the Corporation shall issue new certificates to be registered in the names of the person(s) whose name(s) appear(s) as the owners on the respective surrendered certificates and deliver such certificate to such person(s).

       8. NOTICES. In case at any time:

              (a) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other pro rata distribution to the holders of its Common Stock; or

              (b) the Corporation shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock of any class or other rights; or

              (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

              (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by telex or facsimile or by recognized overnight delivery service to non-U.S. residents, addressed to each holder of any shares of Series A Exchangeable Preferred Stock at the address of such holder as shown on the books of the Corporation, (i) at least twenty (20) business days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up


                                 EX 10.1A - 10
and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) business days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

       9. STOCK TO BE RESERVED. The Corporation, upon the effective date of this Certificate of Designations, has a sufficient number of shares of Common Stock available to reserve for issuance upon the exchange of all outstanding shares of Series A Exchangeable Preferred Stock. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the exchange of Series A Exchangeable Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the exchange of all outstanding shares of Series A Exchangeable Preferred. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, fully paid and non-assessable. The Corporation will take all such action as may be so taken without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed to have a sufficient number of authorized but unissued shares of Common Stock to issue upon exchange of the Series A Exchangeable Preferred Stock. The Corporation will not take any action which results in any adjustment of the exchange rights if the total number of shares of Common Stock issued and issuable after such action upon exchange of the Series A Exchangeable Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation.

       10. NO REISSUANCE OF SERIES A EXCHANGEABLE PREFERRED STOCK. Shares of Series A Exchangeable Preferred Stock which are exchanged for shares of Common Stock as provided herein shall not be reissued.

       11. ISSUE TAX. The issuance of certificates for shares of Common Stock upon exchange of Series A Exchangeable Preferred Stock shall be made without charge to the holder for any United States issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Exchangeable Preferred Stock which is being exchanged.

       12. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Series A Exchangeable Preferred Stock or of any shares of Common Stock issued or issuable upon the exchange of any shares of Series A Exchangeable Preferred Stock in any manner which interferes with the timely exchange of such Series A Exchangeable Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

       13. DEFINITIONS. As used in this Certificate of Designations, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $0.001 par value per share, as constituted on the date of filing of these terms of the Series A Exchangeable Preferred Stock, and


                                 EX 10.1A - 11
shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon exchange of shares of Series A Exchangeable Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization, reclassification, or stock split of the outstanding shares thereof, the stock, securities or assets provided for in Subparagraph 5(f) and (g). Any capitalized terms used in this Certificate of Designations but not defined herein shall have the meanings set forth in that certain Exchangeable Preferred Stock and Warrant Purchase Agreement dated as of October 25, 1999 among the Corporation and the other persons signatory thereto, a copy of which will be provided to any stockholder of the Corporation upon request to the Secretary of the Corporation, without charge.

       14. LOSS, THEFT, DESTRUCTION OF PREFERRED STOCK. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of certificates representing shares of Series A Exchangeable Preferred Stock and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of the Series A Exchangeable Preferred Stock certificate, the Corporation shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated certificates for Series A Exchangeable Preferred Stock, new certificates for Series A Exchangeable Preferred Stock of like tenor. The Series A Exchangeable Preferred Stock shall be held and owned upon the express condition that the provisions of this Section 14 are exclusive with respect to the replacement of mutilated, destroyed, lost or stolen shares of Series A Preferred Stock and shall preclude any and all other rights and remedies notwithstanding any law or statue existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

       15. WHO DEEMED ABSOLUTE OWNER. The Corporation may deem the person in whose name the Series A Exchangeable Preferred Stock shall be registered upon the registry books of the Corporation to be, and may treat it as, the absolute owner of the Series A Exchangeable Preferred Stock for the purpose of exchange of the Series A Exchangeable Preferred Stock and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. All such payments and such exchange shall be valid and effectual to satisfy and discharge the liability upon the Series A Exchangeable Preferred Stock to the extent of the sum or sums so paid or the exchange so made.

       16. REGISTER. The Corporation shall maintain a transfer agent, which may be the transfer agent for the Common Stock, for the registration of the Series A Exchangeable Preferred Stock. Upon any transfer of the Series A Exchangeable Preferred Stock in accordance with the provisions hereof, the Corporation shall register or cause the transfer agent to register such transfer on the Series A Exchangeable Preferred Stock register.

       17. WITHHOLDING. To the extent required by applicable law, the Corporation may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Corporation from any payments made pursuant to the Series A Exchangeable Preferred Stock.


                                 EX 10.1A - 12

       18. HEADINGS. The headings of the Sections of this Certificate of Designations are inserted for convenience only and do not constitute a part of this Certificate of Designations.

       IN WITNESS WHEREOF, Robert H. Gurevitch, President and Chief Executive Officer of the Corporation, under penalties of perjury, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has signed this Certificate of Designations as of this _____ day of November, 1999.


                                       DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.


                                        By:
                                             -----------------------------------
                                             Robert H. Gurevitch, President and
                                             Chief Executive Officer


Attest:


By:
     -----------------------------------
     Robert H. Gurevitch, Secretary


                                 EX 10.1A - 13

                                                                       EXHIBIT B

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT.



                             STOCK PURCHASE WARRANT


                To Purchase [________] Shares of Common Stock of

                     DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.

       THIS CERTIFIES that, for value received, [_____________________] (the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after March 15, 2000 (the "Initial Exercise Date") and on or prior to the close of business on March 15, 2005 (the "Termination Date") but not thereafter, to subscribe for and purchase from Dental/Medical Diagnostic Systems, Inc., a corporation incorporated in Delaware (the "Company"), up to [______________________________ (___________)] shares (the
"Warrant Shares") of Common Stock, $.01 par value, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $_________ (130% of the Market Price of the Common Stock on the Closing Date of the Exchangeable Preferred Stock and Warrants Purchase Agreement dated as of October 25, 1999 pursuant to which this Warrant has been issued (the "Purchase Agreement")). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. In the event of any conflict between the terms of this Warrant and the Purchase Agreement, the Purchase Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

       1. TITLE TO WARRANT. Prior to the Termination Date and subject to compliance with applicable laws and the terms of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

       2. AUTHORIZATION OF SHARES. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

       3. EXERCISE OF WARRANT. Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date, and before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within five (5) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Holder faxes a Notice of Exercise to the Company, provided that such fax notice is followed by delivery of the original notice and payment to the Company of the Exercise Price and all taxes required to be paid by Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid within three (3) Trading Days of such fax notice. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. If there is no registration in effect permitting the resale by the Holder of the Warrant Shares at any time from and after one year from the issuance date of this Warrant, then the Holder shall have the right to a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the average of the high and low trading prices per share of Common Stock on the Trading Day preceding the date of such election;

(B) = the Exercise Price of the Warrant; and


                                  EX 10.1B - 2

(X) = the number of shares issuable upon exercise of the Warrant in accordance with the terms of this Warrant.

       4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the Exercise Price.

       5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or federal or state transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

       6. CLOSING OF BOOKS. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant.

       7. TRANSFER, DIVISION AND COMBINATION. (a) the Holder (and its transferees and assigns), by acceptance of this Warrant, covenants and agrees that it is acquiring the Warrants evidenced hereby, and, upon exercise hereof, the Warrant Shares, for its own account as an investment and not with a view to distribution thereof. The Warrant Shares have not been registered under the Securities Act or any state securities laws and no transfer of any Warrant Shares shall be permitted unless the Company has received notice of such transfer, at the address of its principal office set forth in the Purchase Agreement, in the form of assignment attached hereto, accompanied by an opinion of counsel reasonably satisfactory to the Company that an exemption from registration of such Warrants or Warrant Shares under the Securities Act is available for such transfer, except that no such opinion shall be required after the registration for resale by the Holder of the Warrant Shares, as contemplated by the Registration Rights Agreement. Upon any exercise of the Warrants, certificates representing the Warrant Shares shall bear a restrictive legend substantially identical to that set forth on the face of this Warrant certificate. Any purported transfer of any Warrant or Warrant Shares not in compliance with the provisions of this section shall be null and void.

              (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.


                                  EX 10.1B - 3

              (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

              (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

       8. NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

       9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not exceed that customarily charged by the Company's transfer agent), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

       10. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

       11. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. (a) STOCK SPLITS, ETC. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the holder of this Warrant shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to


                                  EX 10.1B - 4
this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

              (b) REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 11. For purposes of this Section 11, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 11 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

       12. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

       13. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts


                                  EX 10.1B - 5
requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

       14. NOTICE OF CORPORATE ACTION. If at any time:

              (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

              (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

              (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 10 days' prior written notice of the record date for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and
(ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 16(d).


                                  EX 10.1B - 6

       15. AUTHORIZED SHARES. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

       The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

       Before taking any action which would cause an adjustment reducing the current Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

       Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

       16. MISCELLANEOUS.

              (a) JURISDICTION. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Delaware without regard to its conflict of law, principles or rules, and be subject to arbitration pursuant to the terms set forth in the Purchase Agreement.


                                  EX 10.1B - 7

              (b) RESTRICTIONS. The holder hereof acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

              (c) NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company fails to comply with any provision of this Warrant, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

              (d) NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

              (e) LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

              (f) REMEDIES. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

              (g) SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

              (h) INDEMNIFICATION. The Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of any failure by the Company to perform or observe in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Warrant; PROVIDED, HOWEVER, that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from Holder's negligence, bad faith or willful misconduct.


                                  EX 10.1B - 8

              (i) AMENDMENT. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

              (j) SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.


                                  EX 10.1B - 9

              (k) HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.


                                       DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.


Dated: November __, 1999                By:
                                             -----------------------------------
                                             Robert H. Gurevitch, President


                                 EX 10.1B - 10

                               NOTICE OF EXERCISE

To:   Dental/Medical Diagnostic Systems, Inc.

       (1)___The undersigned hereby elects to purchase ________ shares of Common Stock (the "Common Stock"), of Dental/Medical Diagnostic Systems, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

       (2)___Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


          -----------------------------------
          (Name)

          -----------------------------------
          (Address)

          -----------------------------------


Dated:


                                             -----------------------------------
                                             Signature

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

       FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is
-----------------------------------

-----------------------------------------------------

-----------------------------------------------------

                                              Dated:
                                                      --------------------, ----


          Holder's Signature:
                              -----------------------------------
          Holder's Address:
                              -----------------------------------

                              -----------------------------------


Signature Guaranteed:
                      -----------------------------------


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                                                       EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

       THIS REGISTRATION RIGHTS AGREEMENT, dated as of October 25, 1999, between the investor or investors signatory hereto (each an "Investor" and together the "Investors"), and Dental/Medical Diagnostic Systems, Inc. a Delaware corporation (the "Company").

       WHEREAS, simultaneously with the execution and delivery of this Agreement, the Investors are purchasing from the Company, pursuant to an Exchangeable Preferred Stock and Warrants Purchase Agreement dated the date hereof (the "Purchase Agreement"), $2,000,000 Stated Value of Exchangeable Preferred Stock and Warrants to purchase up to 40,000 shares of the Company's Common Stock and 2,500 shares of Common Stock (terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement); and

       WHEREAS, the Company desires to grant to the Investors the registration rights set forth herein with respect to the shares of Common Stock issued at Closing, the Exchange Shares of Common Stock issuable upon exchange of or as dividends upon the Exchangeable Preferred Stock purchased pursuant to the Purchase Agreement and shares of Common Stock issuable upon exercise of the Warrants (hereinafter referred to as the "Stock" or "Securities" of the Company).

       NOW, THEREFORE, the parties hereto mutually agree as follows:

       Section 1. REGISTRABLE SECURITIES. As used herein the term "Registrable Security" means the Securities until (i) the Registration Statement has been declared effective by the Commission, and all Securities have been disposed of pursuant to the Registration Statement, (ii) all Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met,
(iii) all Securities have been otherwise transferred to holders who may trade such Securities without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

       Section 2. RESTRICTIONS ON TRANSFER. Each Investor acknowledges and understands that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Act. Each Investor understands that no disposition or transfer of the Securities may be made by Investor in the absence of (i) an opinion of counsel to the Investor, in form and substance reasonably satisfactory to the Company, that such transfer may be made without registration under the Securities Act or
(ii) such registration.

       With a view to making available to the Investors the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

              (a) comply with the provisions of paragraph (c)(1) of Rule 144;
       and

              (b) file with the Commission in a timely manner all reports and other documents required to be filed with the Commission pursuant to
       Section 13 or 15(d) under the Exchange Act by companies subject to either of such sections, irrespective of whether the Company is then subject to such reporting requirements.

       Section 3. REGISTRATION RIGHTS WITH RESPECT TO THE SECURITIES.

              (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission ("Commission"), within sixty (60) days after the Closing Date a registration statement (on Form S-3, or other appropriate registration statement form) under the Securities Act (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of the Investors, so as to permit a public offering and resale of the Securities under the Act by the Investors as selling stockholders and not as underwriters.

              The Company shall use its best efforts to cause such Registration Statement to become effective within ninety (90) days from the Closing Date (or 120 days from the Closing Date if the SEC makes a "full review" of the Registration Statement), or, if earlier, within five (5) days of SEC clearance to request acceleration of effectiveness. The number of shares designated in the Registration Statement to be registered shall include all the Common Stock, the Warrant Shares, at least 175% of the number of shares issuable upon exchange of the Exchangeable Preferred Stock assuming exchange in full on the day prior to filing date of the Registration Statement, and such number of shares as the Company deems prudent for the purpose of issuing shares of Common Stock as dividends on the Exchangeable Preferred Stock, and shall include appropriate language regarding reliance upon Rule 416 to the extent permitted by the Commission. The Company will notify the Investors of the effectiveness of the Registration Statement within one Trading Day of such event. In the event that the number of shares so registered shall be less than 125% of the number of shares of Registrable Securities remaining unsold (using the Exchange Price of the Exchangeable Preferred Stock from time to time), then the Company shall be obligated to file, within thirty (30) days of such event, a further Registration Statement registering such remaining shares and shall use its best efforts to cause such additional Registration Statement to become effective within ninety (90) days of the date of such event.

              (b) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3 effective under the Securities Act until the earlier of (i) the date that none of the Securities covered by such Registration Statement are or may become issued and outstanding, (ii) the date that all of the Securities have been sold pursuant to such Registration Statement, (iii) the date the Investors receive an opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investors, that the Securities may be sold under the provisions of Rule 144 without limitation as to volume,
       (iv) all Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (v) all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor (the "Effectiveness Period").

              (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Investors shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Securities being registered and the fees and expenses of their counsel. The Investors and their counsel shall have a reasonable


                                  EX 10.1C - 2
       period, not to exceed five (5) Trading Days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and the Company shall provide each Investor with copies of any comment letters received from the Commission with respect thereto within two (2) Trading Days of receipt thereof. The Company shall qualify any of the Securities for sale in such states as any Investor reasonably designates and shall furnish indemnification in the manner provided in
       Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply the Investors with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Investors.

              (d) The Company shall not be required by this Section 3 to include any Investor's Securities in any Registration Statement which is to be filed if, in the opinion of counsel to the Company, the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

              (e) In the event that (i) the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not filed with the Commission within sixty (60) days from the Closing Date, (ii) such Registration Statement is not declared effective by the Commission within the earlier of ninety (90) days from the Closing Date (or 120 days from the Closing Date if the Commission makes a "full review" of the Registration Statement) or five (5) days of clearance by the Commission to request effectiveness, (iii) such Registration Statement is not maintained as effective by the Company for the period set forth in
       Section 3(b) above or (iv) the additional Registration Statement referred to in Section 3(a) is not filed within thirty (30) days or declared effective within ninety (90) days as set forth therein (each a "Registration Default") then the Company will pay Investor (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty one percent (1%) of the aggregate market value of shares of Common Stock purchased from the Company (including the Exchange Shares which would be issuable upon Exchange of the Exchangeable Preferred Stock on any date of determination, and whether or not the Exchangeable Preferred Stock are then exchangeable pursuant to their terms) and held by the Investor for each week until such Registration Statement has been filed, and in the event of late effectiveness (in case of clause (ii) above) or lapsed effectiveness (in the case of clause (iii) above), one percent (1%) of the aggregate market value of shares of Common Stock purchased from the Company and held by the Investor (including the Exchange Shares which would be issuable upon exchange of the Exchangeable Preferred Stock on any date of determination, and whether or not the Exchangeable Preferred Stock are then exchangeable pursuant to their terms) for each week (regardless of whether one or more such Registration Defaults are then in existence) until such Registration Statement has been declared effective. Such payment of the liquidated damages shall be made to the Investors in cash, within five (5) calendar days of demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section. The market value of the Common Stock for this purpose shall be the closing price (or last trade, if so reported) on the Principal Market for each day during such Registration Default. Notwithstanding anything to the contrary contained herein, a failure to obtain or maintain the effectiveness of a filed Registration Statement or the ability of an Investor to use an otherwise effective Registration Statement to effect resales of Securities during the period after 45 days and within 90 days from the end of the Company's fiscal year resulting solely from the need to update the Company's financial statements contained or incorporated by reference in such Registration Statement shall not constitute a Registration Default and shall not trigger the accrual of liquidated damages hereunder.

              If the Company does not remit the payment to the Investors as set forth above, the Company will pay the Investors reasonable costs of collection, including attorneys' fees, in addition to the


                                  EX 10.1C - 3
       liquidated damages. The registration of the Securities pursuant to this provision shall not affect or limit the Investors' other rights or remedies as set forth in this Agreement.

              (f) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Securities pursuant to this Section 3.

              (g) If at any time or from time to time after the effective date of any Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event (as defined in Section 3(h) below), the Investors shall not offer or sell any Securities or engage in any other transaction involving or relating to Securities, from the time of the giving of notice with respect to a Potential Material Event until the Investors receive written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Securities for more than thirty (30) days in the aggregate (90 days in the case of an acquisition requiring the filing of audited financial statements of the acquired business under Form 8-K) during any twelve month period, during the period the Registration Statement is required to be in effect, and if such period is exceeded, such event shall be a Registration Default. If a Potential Material Event shall occur prior to the date a Registration Statement is required to be filed, then the Company's obligation to file such Registration Statement shall be delayed without penalty for not more than twenty (20) days, and such delay or delays shall not constitute a Registration Default. The Company must, if lawful, give the Investors notice in writing at least two (2) Trading Days prior to the first day of the blackout period.

              (h) "Potential Material Event" means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company that disclosure of such information in a Registration Statement would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time.

       Section 4. COOPERATION WITH COMPANY. The Investors will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information and confirmations reasonably requested by the Company or the Commission (which shall include all information regarding the Investors and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing their obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Nothing in this Agreement shall obligate any Investor to consent to be named as an underwriter in any Registration Statement. The obligation of the Company to register the Registrable Securities shall be absolute and unconditional as to those Securities which the Commission will permit to be registered without naming the Investors as underwriters. Any delay or delays caused by the Investors by failure to cooperate as required hereunder shall not constitute a Registration Default.

       Section 5. REGISTRATION PROCEDURES. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the Investors' assistance and cooperation as reasonably required with respect to each Registration Statement:


                                  EX 10.1C - 4

              (a) (i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Investors shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

              (b) (i) prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Investors as required by
       Section 3(c) and reflect in such documents all such comments as the Investors (and their counsel) reasonably may propose respecting the Selling Shareholders and Plan of Distribution sections (or equivalents) and (ii) furnish to each Investor such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Act, and such other documents, as such Investor may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Investor;

              (c) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors shall reasonably request (subject to the limitations set forth in Section 3(c) above), and do any and all other acts and things which may be necessary or advisable to enable each Investor to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Investor;

              (d) list such Registrable Securities on the Principal Market, if the listing of such Registrable Securities is then permitted under the rules of such Principal Market;

              (e) notify each Investor at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall use its best efforts to prepare and file a curative amendment under Section 5(a);

              (f) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

              (g) cooperate with the Investors to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Investors reasonably may request and registered in such names as the Investors may request; and,


                                  EX 10.1C - 5
       within three (3) Trading Days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Investors) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

              (h) take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Investors of their Registrable Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances;

              (i) in the event of an underwritten offering, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment; and

              (j) maintain a transfer agent and registrar for its Common Stock.

       Section 6. INDEMNIFICATION.

              (a) To the maximum extent permitted by law, the Company agrees to indemnify and hold harmless the Investors and each person, if any, who controls an Investor within the meaning of the Securities Act (each a "Distributing Investor") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), to which the Distributing Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Investor, its counsel, affiliates or any underwriter, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

              (b) To the maximum extent permitted by law, each Distributing Investor agrees that it will indemnify and hold harmless the Company, and each officer and director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such


                                  EX 10.1C - 6

       Registration Statement, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Investor, its counsel, affiliates or any underwriter, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Investor may otherwise have.

              (c) Promptly after receipt by an indemnified party under this
       Section 6 of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the failure of the indemnified party to provide such written notification actually prejudices the ability of the indemnifying party to defend such action. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified parties as a group shall have the right to employ one separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party or any other indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld so long as such settlement includes a full release of claims against the indemnified party.

       Section 7. CONTRIBUTION. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Investor on the other hand, and the parties'


                                  EX 10.1C - 7
relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Investor agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       Notwithstanding any other provision of this Section 7, in no event shall any (i) Investor be required to undertake liability to any person under this
Section 7 for any amounts in excess of the dollar amount of the proceeds received by such Investor from the sale of such Investor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act and (ii) underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to such Registration Statement.

       Section 8. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth in the Purchase Agreement or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. Either party hereto may from time to time change its address or facsimile number for notices under this Section 8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

       Section 9. ASSIGNMENT. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The rights granted the Investors under this Agreement may be assigned to any purchaser of substantially all of the Registrable Securities (or the rights thereto) from an Investor, as otherwise permitted by the Purchase Agreement.

       Section 10. ADDITIONAL COVENANTS OF THE COMPANY. The Company agrees that at such time as it otherwise meets the requirements for the use of Securities Act Registration Statement on Form S-3 for the purpose of registering the Registrable Securities, it shall file all reports and information required to be filed by it with the Commission in a timely manner and take all such other action so as to maintain such eligibility for the use of such form.

       Section 11. COUNTERPARTS/FACSIMILE. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by


                                  EX 10.1C - 8
each party hereto and delivered to the other parties. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

       Section 12. REMEDIES. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

       Section 13. CONFLICTING AGREEMENTS. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise prevents the Company from complying with all of its obligations hereunder.

       Section 14. HEADINGS. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       Section 15. GOVERNING LAW, ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. Any dispute under this Agreement shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall be authorized and is hereby directed to enter a default judgment against any party failing to participate in any proceeding hereunder within the time periods set forth in the AAA rules. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorneys' fees, in connection with such arbitration. Any party shall be entitled to obtain injunctive relief from a court in any case where such relief is available. The non-prevailing party to any injunctive proceeding (as determined by the court) shall pay the expenses of the prevailing party, including reasonable attorney's fees, in connection with such injunctive proceeding.


                                  EX 10.1C - 9

       IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.


                                       Dental/Medical Diagnostic Systems, Inc.


                                        By:
                                             -----------------------------------
                                             Robert H. Gurevitch, President


                                       AMRO International, S.A.


                                        By:
                                             -----------------------------------
                                             H.U. Bachofen, Director


                                       The Endeavour Capital Fund, S.A.


                                        By:
                                             -----------------------------------
                                             Shmuli Margulies, Authorized
                                             Signatory


                                        Austinvest Anstalt Balzers


                                        By:
                                             -----------------------------------
                                             Dr. Walter Grill, Authorized
                                             Signatory


                                        Esquire Trade & Finance Inc.


                                        By:
                                             -----------------------------------
                                             Roland Winiger, Authorized
                                             Signatory


                                 EX 10.1C - 10

                                                                       EXHIBIT D

                                ESCROW AGREEMENT

       THIS ESCROW AGREEMENT (this "Agreement") is made as of October 25, 1999 by and among Dental/Medical Diagnostic Systems, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), the investors signatory hereto (each an "Investor" and together the "Investors"), and Epstein Becker & Green, P.C., (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings set forth in the Exchangeable Preferred Stock and Warrants Purchase Agreement referred to in the first recital.

                              W I T N E S S E T H:

       WHEREAS, the Investors will be purchasing from the Company 2,500 shares of Common Stock, 2,000 shares of Exchangeable Preferred Stock (the "Exchangeable Preferred Stock") and Warrants to purchase, in the aggregate, up to 40,000 shares of Common Stock, at the purchase price set forth in the Exchangeable Preferred Stock and Warrants Purchase Agreement (the "Purchase Agreement") dated the date hereof between the Investors and the Company, which will be issued as per the terms contained herein and in the Purchase Agreement; and

       WHEREAS, it is intended that the purchase of the securities be consummated in accordance with the requirements set forth by Sections 4(2) and/or 4(6) and/or Regulation D promulgated under the Securities Act of 1933, as amended; and

       WHEREAS, the Company and the Investors have requested that the Escrow Agent hold the Purchase Price with respect to the Closing in escrow until the Escrow Agent has received the certificates representing the Common Stock, the Exchangeable Preferred Stock, the Warrants and certain other closing documents specified herein;

       NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE 1

                               TERMS OF THE ESCROW

       1.1. The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the funds for the purchase of the 2,500 shares of Common Stock, 2,000 shares of Exchangeable Preferred Stock and the Warrants at the Closing, as contemplated by the Purchase Agreement.

       1.2. (a) At the Closing, upon Escrow Agent's receipt of the Purchase Price for the Closing into its attorney trustee account from the Investors, together with executed counterparts of this Agreement, the Purchase Agreement and the Registration Rights Agreement, it shall telephonically and by e-mail advise the Company, or the Company's designated attorney or agent, of the amount of funds it has received into its account.

              (b) Wire transfers to the Escrow Agent shall be made as follows:

                    Epstein Becker & Green, P.C.
                    Master Escrow Account
                    Chase Manhattan Bank
                    1411 Broadway - Fifth Floor
                    New York, New York  10018
                    ABA No. 021000021
                    Account No. 035-1-346036
                    Attention:  L. Borneo

       1.3. The Company, upon receipt of said notice, shall deliver to the Escrow Agent the certificates representing the Common Stock, the Exchangeable Preferred Stock and the Warrants to be issued to each Investor at the Closing together with:e

                     (i) the original executed Registration Rights Agreement in the form of Exhibit C to the Purchase Agreement;

                     (ii) Instructions to Transfer Agent in the form of Exhibit F to the Purchase Agreement;

                     (iii) the original executed opinion of Troop Steuber Pasich Reddick & Tobey, LLP, in the form of Exhibit E to the Purchase Agreement;

                     (iv)   an original counterpart of this Escrow Agreement;
                            and

                     (v) the voting agreements set forth in Section 2.1(b)(xi) of the Purchase Agreement.

       In the event that the foregoing items are not in the Escrow Agent's possession within three (3) Trading Days of the Escrow Agent notifying the Company that the Escrow Agent has custody of the Purchase Price, then each Investor shall have the right to demand the return of said sum.

       1.4. At the Closing, once Escrow Agent confirms the validity of the issuance of the Common Stock, the Exchangeable Preferred Shares and the Warrants by means of its receipt of a Release Notice in the form attached hereto as
Exhibit X executed by the Company and each Investor, it shall enter the Exercise Price on the face of each Warrant, insert the Original Issuance Date on the face of the certificates representing the Exchangeable Preferred Stock, and then wire that amount of funds necessary to purchase the Common Stock, the Exchangeable Preferred Stock and the Warrants per the written instructions of the Company.

       Once the funds (as set forth above) have been sent per the Company's instructions, the Escrow Agent shall then arrange to have the Common Stock certificates, the Exchangeable Preferred Stock certificates, the Warrants, the Registration Rights Agreement and the opinion of counsel delivered as per instructions from the Investors and to deliver the Instructions to Transfer Agent to the Transfer Agent.

                                   ARTICLE 2

                                  MISCELLANEOUS

       2.1. No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision


                                  EX 10.1D - 2
herein contained. No extension of time for performance of any obligation or act shall be deemed any extension of the time for performance of any other obligation or act.

       2.2. Except as otherwise set forth above, all notices or other communications required or permitted hereunder shall be in writing, and shall be sent as set forth in the Purchase Agreement.

       2.3. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

       2.4. This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

       2.5. Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

       2.6. The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City.

       2.7. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Investor and the Escrow Agent.

       2.8. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and without gross negligence or willful misconduct.

       2.9. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

       2.10. The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder.

       2.11. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. THE ESCROW AGENT HAS ACTED AS LEGAL COUNSEL FOR THE


                                  EX 10.1D - 3

INVESTORS, AND MAY CONTINUE TO ACT AS LEGAL COUNSEL FOR THE INVESTORS, FROM TIME TO TIME, NOTWITHSTANDING ITS DUTIES AS THE ESCROW AGENT HEREUNDER. THE COMPANY CONSENTS TO THE ESCROW AGENT IN SUCH CAPACITY AS LEGAL COUNSEL FOR THE INVESTORS AND WAIVES ANY CLAIM THAT SUCH REPRESENTATION REPRESENTS A CONFLICT OF INTEREST ON THE PART OF THE ESCROW AGENT. THE COMPANY UNDERSTANDS THAT THE INVESTORS AND THE ESCROW AGENT ARE RELYING EXPLICITLY ON THE FOREGOING PROVISION IN ENTERING INTO THIS ESCROW AGREEMENT.

       2.12. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Investors. In the event of any such resignation, the Investors and the Company shall appoint a successor Escrow Agent.

       2.13. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

       2.14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the escrow funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefor.


                                  EX 10.1D - 4

       2.15. The Company and each Investor agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent.

       IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.


                                       DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.


                                        By:
                                             -----------------------------------
                                             Robert H. Gurevitch, President


                                       AMRO International, S.A.


                                        By:
                                             -----------------------------------
                                             H.U. Bachofen, Director


                                       The Endeavour Capital Fund, S.A.


                                        By:
                                             -----------------------------------
                                             Shmuli Margulies, Authorized
                                             Signatory


                                       Esquire Trade & Finance, Inc.


                                        By:
                                             -----------------------------------
                                             Roland Winiger, Authorized
                                             Signatory


                                       Austinvest Anstalt Balzers


                                        By:
                                             -----------------------------------
                                             Dr. Walter Grill, Authorized
                                             Signatory


                                       ESCROW AGENT:

                                       EPSTEIN BECKER & GREEN, P.C.


                                        By:
                                             -----------------------------------


                                  EX 10.1D - 5

                                                                    EXHIBIT X TO
                                                                ESCROW AGREEMENT

                                 RELEASE NOTICE

       The UNDERSIGNED, pursuant to the Escrow Agreement, dated as of October 25, 1999 among Dental/Medical Diagnostic Systems, Inc., the Investors signatory thereto and Epstein Becker & Green, P.C., as Escrow Agent (the "Escrow Agreement"; capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Escrow Agreement), hereby notify the Escrow Agent that each of the conditions precedent to the purchase and sale of the Exchangeable Preferred Stock and Warrants set forth in the Exchangeable Preferred Stock and Warrants Purchase Agreement have been satisfied. The Company and the undersigned Investor hereby confirm that all of their respective representations and warranties contained in the Purchase Agreement remain true and correct and authorize the release by the Escrow Agent of the funds and documents to be released at the Closing as described in the Escrow Agreement. This Release Notice shall not be effective until executed by the Company and the Investor.

       This Release Notice may be signed in one or more counterparts, each of which shall be deemed an original.

       IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of this __ day of November, 1999.

                                       Dental/Medical Diagnostic Systems, Inc.


                                        By:
                                             -----------------------------------
                                             Robert H. Gurevitch, President


                                       INVESTOR:


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                  EX 10.1D - 6

                                                                       EXHIBIT E

          FORM OF OPINION OF TROOP STEUBER PASICH REDDICK & TOBEY, LLP



To the Several Purchasers of Series A
Exchangeable Preferred Stock of
Dental/Medical Diagnostic Systems, Inc
signatory to the Purchase Agreement (as
defined below)

       RE: DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.

Ladies and Gentlemen:

       We have acted as counsel to Dental/Medical Diagnostic Systems, Inc., a Delaware corporation (the "Company"), in connection with that certain Exchangeable Preferred Stock and Warrants Purchase Agreement (the "Purchase Agreement"), dated as of October 25, 1999, by and among the Company and the several investors signatory thereto (the "Investors"), pursuant to which the Company has agreed to issue and sell to the Investors an aggregate of (i) up to $2,000,000 Stated Value of Exchangeable Preferred Stock (the "Preferred Shares"), (ii) 2,500 shares of Common Stock of the Company (the "Common Shares") and (iii) warrants to purchase up to an aggregate of 40,000 shares of Common Stock of the Company (the "Warrants" and, together with the Preferred Shares and the Common Shares, the "Securities"). All capitalized terms not otherwise defined herein shall have the same meanings attributed to them in the Purchase Agreement.

       We are rendering the opinions set forth in this letter (the "Opinion") at the request of our client pursuant to Section 2.1(b)(viii) of the Purchase Agreement.

       For purposes of rendering the opinions set forth herein, we have reviewed originals or copies of the following documents:

              (i) The Certificate of Incorporation and the Bylaws of the Company, each as amended through the date hereof;

              (ii) The Certificate of Designations of Preferences and Rights of Series A Exchangeable Preferred Stock of the Company, as filed with the Secretary of State of the State of Delaware on November ___, 1999 (the "Series A Certificate");

              (iii) The minutes of all of the meetings of the shareholders of the Company (the "Shareholders") and the Board of Directors of the Company (the "Board") certified by the Secretary of the Company as constituting all minutes of meetings and written consents of the Company's Shareholders and Board relating to the transactions contemplated by the Purchase Agreement;

              (iv)   The Purchase Agreement;

              (v) The Registration Rights Agreement, dated as of October 25, 1999, by and among the Company and the Investors (the "Registration Rights Agreement");

              (vi) The Escrow Agreement, dated as of October 25, 1999, by and among the Company, the Investors, and Epstein Becker & Green, P.C., as escrow agent (the "Escrow Agreement");

              (vii) The agreements, indentures, mortgages, leases, notes or other obligations or instruments, (the "Material Contracts"), attached as an exhibit to the Company's Annual Report on Form 10-K, for the year ended December 31, 1998, as amended (the "Annual Report") or attached as an exhibit to any other reports of the Company filed with the Securities and Exchange Commission on Form 10-Q or Form 8-K after the date of the Annual Report (together with the Annual Report, the "SEC Documents"); and

              (viii) Such other documents as we have deemed necessary or appropriate in order to render this Opinion.

       The Purchase Agreement, the Warrants, the Registration Rights Agreement and the Escrow Agreement are sometimes collectively referred to herein as the "Transaction Agreements."

       In our examination, we have assumed, without investigation or inquiry, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents. In addition, we have, without investigation or inquiry, assumed that all of the parties to such documents have all requisite power and authority to execute, deliver and perform their respective obligations under each of the documents to which they are party (other than the Company with respect to the Transaction Agreements) and that each of the documents has been duly authorized by all necessary action on the part of such parties (other than the Company with respect to the Transaction Agreements) as are party thereto, and are valid, binding and enforceable obligations of all parties thereto (other than the Company with respect to the Transaction Agreements).

       As to the truth and accuracy of all factual matters which are material to this Opinion, we have relied solely upon certificates or other comparable documents of officers, directors or other representatives of the Company (the "Company Certificates"), certificates of governmental agencies and upon the representations and warranties of each of the parties contained in the Transaction Agreements and upon the relevant facts stated therein, all of which we have assumed to be true and complete in the absence of actual knowledge to the contrary.


                                  EX 10.1E - 2

      Whenever the phrase "to our knowledge," "known to us" or similar language appears in this Opinion, the phrase means that (a) we have relied exclusively on our review of the documents described in paragraphs (i) through (viii) above and the Company Certificates, (b) we have made no examination or investigation of public records (including, without limitation, any plaintiff or defendant indices of any state or federal courts), whether or not such examination or investigation might otherwise be reasonable or prudent, and (c) no attorney who has participated in representing the Company during the last twelve months and who is currently employed by or is a member of our firm, has any conscious awareness of facts or other information which indicates that any of the opinions which are made to our knowledge contained herein are untrue. Unless otherwise expressly stated herein, we have not undertaken any independent investigation to determine the existence or non-existence of any factual matters. Whenever the phrase "to our knowledge," "known to us" or similar language appears at the beginning of a sentence in this Opinion, it shall be construed to modify every word, phrase and clause contained in that sentence.

      Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that as of the date hereof:

       1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and corporate authority to operate its business and to own, lease and operate its properties and assets as described in the Company's SEC Documents. To our knowledge, the Company does not have any subsidiaries and does not own more than 50% of the outstanding capital stock of or control any other business entity other than as disclosed in the SEC Documents.

       2. The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under the Transaction Agreements and to issue the Securities. Subject to any requirement of the Nasdaq Stock Market, Inc. or the Boston Stock Market (each, a "Trading Market"), the Company has the requisite corporate power and corporate authority to issue the shares of Common Stock into which the Preferred Shares shall be exchangeable (the "Exchange Shares") and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"). The execution and delivery of the Transaction Agreements by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, except that the issuance of Exchange Shares and Warrant Shares may be limited by the corporate governance rules of any Trading Market until the receipt of stockholder approval. Each of the Transaction Agreements has been duly executed and delivered, and certificates evidencing the Preferred Shares and the Common Shares have each been duly executed and delivered by the Company and each of the Transaction Agreements constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

       3. The execution, delivery and performance of the Transaction Agreements by the Company and the consummation by the Company of the transactions contemplated thereby,


                                  EX 10.1E - 3
including, without limitation, the issuance of the Securities, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws; (ii) to our knowledge, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any of the Material Contracts; or (iii) result in a violation of any federal or California state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, the Company is not in violation of any terms of its Certificate of Incorporation or Bylaws.

       4. The issuance of the Securities is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and from the registration and qualification requirements of the California Corporate Securities Law of 1968, as amended. When issued in accordance with the Agreement, the Common Shares, Exchange Shares and the Warrant Shares will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Certificate of Incorporation or Bylaws or, to our knowledge, any Material Contract.

       5. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

       6. Assuming receipt of stockholder approval as may be required by the corporate governance rules of any Trading Market, the issuance of the Preferred Shares, the Exchange Shares, the Warrants and the Warrant Shares will not violate the applicable listing agreement between the Company and Trading Market.

       7. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $0.01 par value per share, and 1,000,000 shares of Preferred Stock, $0.01 par value per share, of which 2,000 shares have been designated Series A Exchangeable Preferred Stock and no other shares of which have been designated as to series or class.

       Our opinion set forth in paragraph (1) above regarding the good standing of the Company is based solely upon a certificate of good standing issued by the offices of the Secretary of State of the State of Delaware, dated November ___, 1999, and an oral bringdowns of good standing from such office dated as of November ___, 1999.

       Our opinions set forth are subject to the following qualifications:

              (a) Enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to or affecting creditors' rights generally or the appointment of a receiver or a conservator pursuant to state or federal law;


                                  EX 10.1E - 4

              (b) The availability of equitable remedies, specific performance and injunctive relief are subject to the discretion of the court before which any proceeding therefore is brought;

              (c) Enforceability may be subject to or limited by the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law or may be limited to the extent that the court before which any proceedings therefore is brought concludes that such enforcement would be unreasonable, unconscionable or unnecessary under existing circumstances;

              (d) Enforceability may be limited if the parties thereto seek to enforce their rights under the Transaction Agreements other than in good faith and other than in a commercially reasonable manner;

              (e) Rights to indemnity may be limited by applicable law or the public policy underlying such laws;

              (f) Waivers of statutes of limitations, notice, jury trial, due process and choice of venue or forum clauses may contravene public policy and statutory and case law, and therefore may be unenforceable;

              (g) Contractual provisions waiving broadly or vaguely stated rights or unknown future rights, and/or provisions that rights or remedies are not exclusive, that every right and remedy is cumulative and may be exercised in addition to or together with any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or more others, may not be enforceable;

              (h) We express no opinion as to the Company's compliance or noncompliance with applicable federal or state anti-fraud or antitrust statutes, laws, rules and regulations;

              (i) We express no opinion as to the enforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Transaction Agreements other than in writing, or prohibiting oral modifications thereof or modification by course of dealing;

              (j) Our opinions are subject to the effect of judicial decisions that may permit the introduction of extrinsic evidence to interpret the terms of written contracts;

              (k) We express no opinion as to the effect of subsequent issuances of securities of the Company, to the extent that further issuances may be integrated with the issuance of the Securities;

              (l) Except as expressly set forth herein, we express no opinion as to the Company's compliance or noncompliance with any state securities or "blue sky" laws;

              (m) We express no opinion as to the enforceability of the choice of law or arbitration provisions in the Transaction Agreements;


                                  EX 10.1E - 5

              (n) We express no opinion as to the enforceability of provisions calling for liquidated damages or acknowledging the availability of equitable relief in the Transaction Agreements;

              (o) We express no opinion as to the enforceability of provisions relating to the rights of the Investors in the context of any case involving the Company pursuant to 11 U.S.C. ss. 101 ET SEQ (the "Bankruptcy Code") or any purported waivers by the Company of rights available to it under the Bankruptcy Code; and

              (p) We express no opinion as to the enforceability of any agreement of the Company's directors to take any action or agreement of the Company to cause the Company's Board of Directors to take any action.

       We note that on April 26, 1999, the Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission (the "Commission") to register the proposed offer and sale of shares of its common stock to purchasers in Belgium (the "April Registration Statement"), which was subsequently declared effective by the Commission. On November 9, 1999, the Company filed with the Commission a Form RW to withdraw the April Registration Statement. No sales were made pursuant to the April Registration Statement prior to the filing of Form RW. As to our opinions set forth in paragraphs (3) and (4) above, we assume that the offering described in the April Registration Statement is not integrated with the sale of securities set forth in the Transaction Agreements.

       As to our opinion set forth in Paragraph 3 above, we do not opine as to, and we have not reviewed or examined:

              (a) any local, municipal, county, district or regional law, statute, order, decree, administrative record, policy, procedure, guideline, rule, requirement, regulation or notice; or

              (b) any policy, procedure, guideline, rule, requirement or regulation that is privileged, confidential, internal, unpublished, or not of public record or not widely disseminated at the date of this Opinion.

       We have not been requested to opine, and we have not opined, as to any matters other than those expressly set forth herein. This Opinion extends only to questions of the law of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States of America, and we express no opinion with respect to any other laws or the law of any other jurisdiction. We are attorneys licensed to practice law in the State of California and we do not purport to be experts as to the law of any jurisdiction other than the State of California, the General Corporation Law of the State of Delaware or the federal law of the United States of America; accordingly our opinions extend only to questions of the law of such jurisdictions. We note that the Purchase Agreement, the Registration Rights Agreement and the Escrow Agreement, by their terms,


                                  EX 10.1E - 6
shall be interpreted in accordance with the laws of the State of New York, and that the Warrant, by its terms, shall be interpreted in accordance with the laws of the State of Delaware. We have assumed for purposes of this Opinion, that the laws of the State of New York and the laws of the State of Delaware (other than the General Corporation Law of the State of Delaware) are identical to the laws of the State of California.

       We have intended that, where applicable, our opinions shall be construed in light of the generally recognized meanings of such opinions as set forth in the "Report of the Committee on Corporations Regarding Legal Opinions in Business Transactions" dated August 1989, published by the Business Law Section of the State Bar of California, and this Opinion is qualified in its entirety thereby.

       Our review has been limited to laws, rules and regulations currently in effect which we believe (based upon our experience with similar transactions) should be applicable to the Company's business or the execution and delivery of the Transaction Agreements and the transactions contemplated thereby, and we have not made any special investigations concerning any other law, rule or regulation. This Opinion is limited to facts and applicable law in existence as of the date hereof and we do not undertake and expressly disavow any duty or obligation to advise you of any change in facts or applicable law after the date hereof, whether or not relating to the specific issues addressed in this Opinion, and you may not rely upon us in any respect with regard to continuing advice concerning changes in applicable law or facts after the date of this Opinion.

       This Opinion has been rendered to you at the request of the Company and may be relied upon by you only in connection with the Transaction Agreements and the transactions contemplated thereby. This Opinion is not to be otherwise relied upon by you for any other purpose or by any other person or entity without our prior written agreement.


                              Respectfully Submitted,



                              TROOP STEUBER PASICH
                              REDDICK & TOBEY, LLP


                                  EX 10.1E - 7

                                    EXHIBIT F
                         INSTRUCTIONS TO TRANSFER AGENT
                    DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.



____________________, 1999

American Stock Transfer & Trust Company
40 Wall Street
New York, NY 10005

Dear Sirs:

       Reference is made to the Exchangeable Preferred Stock and Warrants Purchase Agreement and all Exhibits thereto (the "Agreement") dated as of October 25, 1999, between the investors signatory thereto (the "Investors") and Dental/Medical Diagnostic Systems, Inc. (the "Company"). Pursuant to the Agreement, and subject to the terms and conditions set forth in the Agreement, the Company has issued to the Investors (i) 2,000 shares of Series A Exchangeable Preferred Stock (the "Preferred Stock"), (ii) 2,500 shares of Common Stock and (iii) Warrants to purchase 40,000 shares of Common Stock (the "Warrants"). As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Common Stock (the "Transfer Agent"), these instructions relating to the Common Stock issued at the Closing and to be issued to the Investors (or a permitted assignee) pursuant to the Agreement upon exchange of the Preferred Stock or upon exercise of the Warrants. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

       1. ISSUANCE OF COMMON STOCK WITHOUT THE LEGEND

       Pursuant to the Agreement and the Registration Rights Agreement, the Company is required to prepare and file with the SEC, and maintain the effectiveness of, a registration statement or registration statements registering the resale of the Common Stock acquired at the Closing and to be acquired by the Investors (i) upon exercise of the Warrants and (ii) upon exchange of, or as payment of dividends on, the Preferred Stock, all as provided in the Registration Rights Agreement. The Company will advise the Transfer Agent in writing of the effectiveness of any such registration statement promptly upon its being declared effective, and shall deliver an opinion of its counsel to that effect. The Transfer Agent shall be entitled to rely on such advice and such opinion and shall assume that such registration statement remains in effect unless the Transfer Agent is otherwise advised in writing by the Company or such counsel, and the Transfer Agent shall not be required to independently confirm the continued effectiveness of such registration statement. In the circumstances set forth in the following three paragraphs, the Transfer Agent shall deliver to the appropriate Investor certificates representing Common Stock not bearing the Legend without requiring further advice or instruction or additional documentation from the Company or its counsel or the Investor or its counsel or any other party (other than as described in such paragraphs).

              (a) At any time after the effective date of the registration statement (provided that the Company has not informed the Transfer Agent in writing that such registration statement is not effective) upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, in such names and in such denominations as the Investor may request, provided that in connection with any such event, the Investor (or its permitted assignee) shall confirm in writing to the Transfer Agent that
       (i) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and
       (ii) the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement.

              (b) In the event a registration statement is not filed by the Company, or for any reason the registration statement which is filed by the Company is not declared effective by the SEC, the Investor, or its permitted assignee, or its broker confirms to the Transfer Agent that (i) the Investor has beneficially owned the shares of Common Stock for at least one year, (ii) counting the shares surrendered as being sold upon the date the unlegended Certificates would be delivered to the Investor (or the Trading Day immediately following if such date is not a Trading
       Day), the Investor will not have sold more than the greater of (a) one percent (1%) of the total number of outstanding shares of Common Stock or
       (b) the average weekly trading volume of the Common Stock for the preceding four weeks during the three months ending upon such delivery date (or the Trading Day immediately following if such date is not a Trading Day), and (iii) the Investor has complied with the manner of sale and notice requirements of Rule 144 under the Securities Act; or

              (c) The Investor (or its permitted assignee) shall represent that it is permitted to dispose of such shares of Common Stock without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act.

              In the case of subparagraphs (b) or (c), the Transfer Agent shall be entitled to require an opinion of counsel to the Company or from counsel to the Investor (which opinion shall be from an attorney or law firm reasonably acceptable to the Transfer Agent and be in form and substance reasonably acceptable to the Transfer Agent). Any advice, notice, or instructions to the Transfer Agent required or permitted to be given hereunder may be transmitted via facsimile to the Transfer Agent's facsimile number of 718-331-1852.

       2. MECHANICS OF DELIVERY OF CERTIFICATES REPRESENTING COMMON STOCK

       In connection with any exchange of the Preferred Stock or exercise of Warrants pursuant to which the Investor acquires Common Stock under the Agreement, the Transfer Agent is hereby instructed to deliver to the Investor, certificates representing Common Stock (with or without the Legend, as appropriate) within two (2) Trading Days of receipt by the Transfer Agent of a copy of the Notice of Conversion (in the case of the Preferred Stock) or Notice of Exercise (in the case of the Warrant) from the Investor, and to deliver such certificates to the Investor, in the case of original issuance, and in the case of subsequent transfer, if the Transfer Agent is able to deliver such Common Stock to the Investor's account pursuant to the


                                  EX 10.1F - 2

DWAC system of the Depository Trust Company, the Transfer Agent shall make delivery pursuant to such system and provide the Investor with confirmation thereof in lieu of such Common Stock certificates.

       3. FEES OF TRANSFER AGENT; INDEMNIFICATION

       The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the Transfer Agent and its officers, employees and agents, against any losses, claims, damages or liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with these instructions, other than as a result of the Transfer Agent's gross negligence or willful misconduct.

       4. THIRD PARTY BENEFICIARY

       The Company and the Transfer Agent acknowledge and agree that the Investors are each an express third party beneficiary of these instructions and shall be entitled to rely upon, and enforce, the provisions thereof.


                                       Dental/Medical Diagnostic Systems, Inc.


                                        By:
                                             -----------------------------------
                                             Robert H. Gurevitch, President


                                  EX 10.1F - 3